SIXTH AMENDMENT TO CARBIDE CENTER LEASE

Praxair, Inc. and Subsidiaries
EXHIBIT 10.14e

SIXTH AMENDMENT TO LEASE AGREEMENT
THIS AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as this"Amendment"), entered into as of the 16th day of December 2004 by and among DANBURY BUILDINGS CO., L.P., a Delaware limited partnership (hereinafter referred to as the"Overlandlord"), UNION CARBIDE CORPORATION, a New York corporation (hereinafter referred to as the"Landlord"), and PRAXAIR, INC., a Delaware corporation (hereinafter referred to as"Tenant").

WITNESSETH:

A.Overlandlord is the owner of the land and buildings commonly known as the Danbury Corporate Center, Danbury Connecticut (hereinafter referred to as the"Complex").

B. By Lease dated as of December 29, 1986 Overlandlord's predecessor in interest leased the Complex to Landlord, which lease was amended by Overlandlord and Landlord pursuant to a Lease Amendment and Release dated as of June 28, 1989, and by a Second Amendment of Lease dated as of May 3, 1995 (said Lease as so amended is hereinafter referred to as the"Prime Lease").

C.Landlord and Tenant, then known as Union Carbide Industrial Gases, Inc., entered into that certain Lease Agreement dated January 1, 1989 which lease was amended by Tenant and Landlord pursuant to a First Amendment of Lease dated as of June 1, 1989, a Second Amendment of Lease dated as of October 24, 1990, a Third Amendment to Union Carbide Center Lease dated as of June 4, 1992, a Fourth Amendment to Carbide Center Lease dated as of July 1, 1992 and a Fifth Amendment to Carbide Center Lease dated as of June 30, 1994 (said lease as so amended is hereinafter referred to as the"Old Lease") for premises as more fully described in the Old Lease (hereinafter referred to as the"Original Premises") within the Complex.

D.Landlord, Overlandlord and Tenant desire to amend the Old Lease as set forth in this Amendment.

ARTICLE 1
AMENDMENT AND CONTINUATION

1.1Amendment. The term of the Old Lease shall be extended for one (1) day through December 31, 2006. Effective at 11:59 pm (est) on December 31, 2006, the Old Lease shall be amended and restated in its entirety and the terms and conditions herein set forth shall be substituted for all the terms and conditions in the Old Lease.

1.2Succession. Upon expiration of the Prime Lease on December 31, 2006 the parties hereto agree that Overlandlord shall succeed to the rights and obligations of Landlord hereunder and Landlord shall have no further rights, liability or obligations hereunder, except as same arose hereunder on or prior to 11:59 pm (est) December 31, 2006. On January 1, 2007, Overlandlord shall accept Tenant's attornment and Tenant agrees to so attorn and recognize Overlandlord as Tenant's landlord under this Lease without further requirement for execution and delivery of any instrument to further evidence the attornment set forth herein. Tenant will, upon the request of Overlandlord, execute and deliver such reasonably acceptable instruments to evidence such attornment. Overlandlord and Tenant hereby release, remit, waive, and discharge Landlord of, from, and against all claims and liabilities arising under, or in any way connected with, the terms and conditions of this Lease arising after 11:59 pm (est) December 31, 2006.

1.3Continuation. When Overlandlord shall succeed to the rights of Landlord hereunder, this Lease shall continue in full force and effect as, or as if it were, a direct lease between Overlandlord and Tenant upon all of the then executory terms, conditions and covenants as are set forth in this Lease, and shall be applicable after such attornment, provided however, that Overlandlord shall not be: (i) subject to any credits, offsets, defenses or claims which Tenant might have against Landlord for the period prior to January 1, 2007; (ii) bound by any prepayment of rent which Tenant might have paid to Landlord; (iii) be liable for any act or omission of Landlord; (iv) liable for any payment to Tenant of any sums, or the granting to Tenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Premises or any portion thereof payable prior to January 1, 2007; or (vii) bound by any modification of the Old Lease, as amended hereby (hereinafter referred to as the"Lease") made without Overlandlord's prior written consent. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect this Lease or the obligations of Tenant thereunder by reason of any action or proceeding for the purpose of terminating the Prime Lease by reason of any default thereunder or the actual termination thereof by reason of such default. Nothing herein contained shall be deemed to release Landlord or Tenant from any liability accruing under the Old Lease and which survives the termination of the Old Lease.

ARTICLE II
DEFINITIONS

This Article II contains the basic terms of the Lease between Landlord and Tenant. All other provisions of this Lease are to be read in accordance with the provisions herein contained.

2.1Base Rent. As set forth on the base rent schedule below, provided however during any Renewal Term, as hereinafter defined, the Base Rent shall be as provided in Section 4.2 hereof.

Period	Annual Rental Rate	Monthly Rental Rate
January 1, 2007 through December 31, 2008	$3,106,393.00	$258,866.08
January 1, 2009 through December 31, 2010	$3,289,122.00	$274,093.50
January 1, 2011 through December 31, 2012	$3,471,851.00	$289,320.92
January 1, 2013 through December 31, 2014	$3,654,580.00	$304,548.33
January 1, 2015 through December 31, 2016	$3,837,309.00	$319,775.75

2.2 Broker. Grubb & Ellis.

2.3 Building. A four story building located at 39 Old Ridgebury Road, Danbury, Connecticut.

2.4 Building Hours'. 7:00 a.m. to 5:30 p.m. on Monday through Friday (excluding legal public holidays), and such other hours, if any, as Landlord from time to time reasonably determines.

2.5 Commencement Date . December 30, 2006 at 11:59 pm (est).

2.6 CPI. The Consumer Price Index - for All Urban Consumers - U.S. City Average, All items (1982-1984 = 100) of the United States Bureau of Labor Statistics. If the Consumer Price Index shall be substantially revised (including but not limited to a change from using the 1982-1984 = 100) or become unavailable to the public, Landlord will substitute therefore, a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar.

2.7 Landlord Notice Address. c/o Sunbelt Investment Holdings, Inc., 220 Congress Park Drive, Delray Beach, Florida 33445, Attention Richard Reeves, with a copy to Benjamin J. Randall, Randall & Kenig LLP, 455 North Cityfront Plaza, Suite 3160, Chicago, Illinois 60611.

2.8 Operating Expenses Base Year. Calendar year 2007.

2.9 Payment Address. 220 Congress Park Drive, Delray Beach, Florida 33445, or such other address designated by Landlord.

2.10 Parking Garage. The garage being part of the Building and consisting of: (i) eight (8) separate areas adjoining the four office levels of the Building; and (ii) the vehicular ramps permitting access to the Parking Garage from the Site Access Roads.

2.11 Premises. The area of the Building as more particularly designated on Exhibit"A"attached hereto and by this reference incorporated herein.

2.12 Real Estate Taxes Base Year. Fiscal tax year 2006-2007.

2.13 Prime Rate. The highest prime rate reported in the Money Rates column or section of The Wall Street Journal published on the second business day of that month, as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of the first calendar day of such month. If The Wall Street Journal ceases publication of the Prime Rate, the"Prime Rate" shall mean the prime rate, or base rate, announced by such national bank as designated by Landlord from time to time, whether or not such rate has actually been charged by such bank.

2.14 Project. The Building and any real estate or improvements adjacent or under the Building owned by Landlord.

2.15 RECA. That certain Reciprocal Easement and Covenant Agreement dated December 29, 1986 by and among Nevada Investment Holdings, Inc., Sunbelt Stores, Inc., Union Carbide Corporation, and RC Development Associates Limited Partnership and recorded in volume 820 at page 942 of the Danbury Land Records.

2.16 Rent Commencement Date. January 1, 2007.

2.17 Site Access Roads. The roadways described in the RECA.

2.18 Tenant Notice Address. 39 Old Ridgebury Road, Danbury, Connecticut Attn: E. R. Durkin, with a copy to Praxair, Inc., 39 Old Ridgebury Road, Danbury, Connecticut 06810-5113, Attn: General Counsel.

2.19 Tenant's Share. Fifteen point Two Eight Five Percent (15.285%), subject to proportional adjustment in the event that any additions to the Building or demolitions of any portion of the Building cause an increase or decrease in the Rentable Area of the Building.

2.20 Term. The period commencing on the Commencement Date and ending on the Termination Date.

2.21 Termination Date. December 31, 2016 as same may be extended pursuant to Section 4.2 hereof.

ARTICLE III
PREMISES

3.1 Demise. In consideration of the rent set forth herein, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord for the term and upon the conditions and covenants set forth in this Lease, the Premises, comprising an area that the parties agree for all purposes of this Lease consists of One Hundred Eighty Two Thousand Seven Hundred Twenty Nine (182,729) rentable square feet together with the right to use, in common with other parties, the common areas and facilities of the Project; provided, however, that: (i) all stairs, elevator shafts, utility closets and other service areas devoted to building operating systems shall be excluded from the Premises; (ii) Landlord reserves the right to use, in common with Tenant and other tenants and occupants, any common corridors and entranceways adjoining the Premises and the Parking Garage; and (iii) Landlord reserves the right to alter or reconfigure the common areas of the Project, including but not limited to, the Site Access Roads and entrances, provided however that no such alteration or reconfiguration shall unreasonably restrict access by Tenant to the Building, the Data Center (as defined in Article XXXII hereof) or other common areas of the Project and provided further that such access shall be maintained at all times. Landlord shall take all necessary commercial measures to minimize any interference with Tenant's business operations in connection with any activity of Landlord within the Project. The parties hereto agree that for all purposes of this Lease, the Building consists of an area of One Million Forty Six Thousand Eight Hundred Eleven (1,046,811) rentable square feet (hereinafter referred to as the"Rentable Area of the Building") which includes all office areas of the Building but excludes all non-office areas of the Building, which non-office areas include, but shall not be limited to those areas occupied by the fitness center, cafeteria and conference center referenced in Article XXVII hereof.

ARTICLE IV
TERM

4.1 Term. All of the provisions of this Lease shall be in full force and effect from and after the Commencement Date. The Term shall also include any properly exercised renewal or extension of the term of this Lease.

4.2 Renewal. Landlord hereby grants to Tenant the separate, exclusive, conditional rights, exercisable at Tenant's option, to renew the term of this Lease for up to two (2) terms of five (5) years each (each such term is hereinafter referred to as a "Renewal Term"). If exercised, and if the conditions set forth in this Section 4.2 have been satisfied, the first Renewal Term shall commence immediately following the end of the initial Term and the second Renewal Term shall commence immediately following the end of the first Renewal Term. The rights of renewal herein granted shall be applicable only to the entire Premises and the Data Center then leased by Tenant. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(a) Tenant shall exercise its right of renewal with respect to each Renewal Term by giving Landlord written notice (hereinafter referred to as the "Renewal Notice ") thereof not later than twelve (12) months prior to the expiration of the then-current Term of this Lease. If Tenant timely exercises its right to renew with respect to each applicable Renewal Term, at least six (6) months prior to the expiration of the then-current Term of this Lease, Landlord shall provide Tenant with Landlord's then estimate of its determination of the annual Market Rent, as hereinafter defined. The parties shall for the next thirty (30) days thereafter attempt to agree upon an annual Base Rent payable during the Renewal Term which would equal Ninety Five Percent (95%) of the Market Rent, as defined below, for the Premises prevailing as of the first day of the Renewal Term. Market Rent shall mean the net effective base annual rent rate that would be payable to tenants renting comparable space in comparable buildings in Northern Fairfield County Connecticut (hereinafter referred to as the "Market Area") for a comparable term commencing on or about the date of the commencement of the applicable Renewal Term, further adjusted to reflect the Tenant obligations to pay for electricity and any increases in Real Estate Taxes and Operating Expenses as herein contained which shall remain in effect during each Renewal Term. Market Rent shall not be adjusted for any vacancy period or other "down time" which may have been attributable to Landlord's reletting of the Premises had Tenant not exercised this option to extend. All relevant factors shall be considered by the parties during such negotiations in determining applicable Market Rent including, but not limited to, the general office rental market in the Market Area, rental rates then being quoted by Landlord to comparable tenants for comparable space in the Building, and the rents being charged similar tenants for similar office space in first-class office buildings. If during such thirty (30) day period the parties agree on the Market Rent during each year of the Renewal Term, then they shall promptly execute an amendment to this Lease stating Ninety Five Percent (95%) the Market Rent so agreed upon. If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on such Market Rent, then within fifteen (15) days thereafter the Tenant shall advise Landlord of Tenant's determination of Market Rent and Landlord shall advise Tenant of Landlord's determination of Market Rent and each of the parties shall each appoint an unaffiliated real estate broker who shall be licensed in the state where the Premises are located and who specializes in the field of commercial office space leasing in the Market Area, has at least ten (10) years of experience and is recognized within the field as being reputable and ethical (hereinafter referred to as an "Appraiser"). Tenant's failure to timely notify Landlord of its designated Appraiser or its determination of Market Rent shall be deemed to be acceptance by Tenant of Landlord's determination of Market Rent. Such two individuals shall each determine within ten (10) days after their appointment whether Landlord's determination or Tenant's determination of Market Rent is closest to Market Rent. If such individuals do not agree on which determination of Market Rent is the closest to Market Rent, then the two individuals shall, within five (5) days, together appoint a third similarly qualified Appraiser. The third individual shall within ten (10) days after his or her appointment make a determination of the Market Rent whether Landlord's determination or Tenant's determination of the Market Rent is the closest to Market Rent and such shall be deemed the Market Rent hereunder. The Market Rent applicable during the applicable Renewal Term shall be the Market Rent determined pursuant to the forgoing procedure and shall be final and conclusive. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the Market Rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating Ninety Five Percent (95%) the Market Rent so determined or agreed upon as the Base Rent payable during the applicable Renewal Term.

(b) If Tenant's renewal notice is not given timely, then Tenant's right of renewal shall lapse and be of no further force or effect.

(c) If an Event of Default, as hereinafter defined, exists under this Lease on the date Tenant sends a Renewal Notice or any time thereafter until the applicable Renewal Term is to commence, then, at Landlord's election, the Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the then-current term of this Lease.

(d) Tenant's right of renewal under this Section may be exercised only by Tenant and a Permitted Transferee, as hereinafter defined, and may not be exercised by any other transferee, sublessee or other assignee of Tenant.

(e) If at the time of exercise of any Renewal Term, in excess of thirty (30%) percent of the Premises has been subleased or if this Lease has been assigned to a party other than a Permitted Transferee, or if this Lease has been terminated, then Tenant's rights pursuant to this Section shall lapse and be of no further force or effect.

(f) Tenant agrees to accept the premises to be covered by this Lease during each applicable Renewal Term in an "as is" physical condition, subject to Landlord's obligations herein contained, and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof.

(g) Landlord and Tenant acknowledge and agree that no real estate brokerage commission or finder's fee shall be payable by Landlord in connection with any exercise by Tenant of any renewal option herein contained, provided that Landlord shall be liable to indemnify and hold harmless Tenant from all claims, damages, losses and liability, including reasonable attorneys' fees and expenses, due to any claims for commissions or finder's fees made by Broker in connection therewith.

ARTICLE V
BASE RENT

5.1  Base Rent. From and after the Rent Commencement Date, Tenant shall pay the Base Rent in monthly installments in advance on the first day of each month of the Term in the amount set forth in Article II above.

5.2 Rent Payments. All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be deemed to be rent to be paid to Landlord in legal tender of the United States, without setoff except as specifically provided in Section 10.2 hereof, counterclaim, deduction or demand, at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights hereunder.

ARTICLE VI
INCREASES IN OPERATING EXPENSES AND REAL ESTATE TAXES

6.1 Operating Expenses.

(a) Commencing on January 1, 2008 and continuing through the balance of the Term, Tenant shall pay as additional rent an amount equal to Tenant's Share of the amount by which the Operating Expenses, as defined in Section 6.1(b), for each calendar year falling entirely or partly within the Term exceed a base amount (hereinafter referred to as the "Operating Expenses Base Amount") equal to the Operating Expenses incurred during the Operating Expenses Base Year, or as otherwise provided in Section 6.1(f) hereof.

(b) "Operating Expenses" shall mean the sum of all expenses incurred by Landlord in the ownership, operation, maintenance, repair and cleaning of the Project, including the parking facilities serving the Project, which shall include, but not limited to, the following: (1) electricity, gas, water, HVAC, sewer and other utility charges of every type and nature with respect to the common areas and parking areas of the Project; (2) premiums and other charges for insurance which a prudent owner would carry with respect to the Project, provided that no such insurance policy shall have a deductible amount (hereinafter referred to as the "Deductible") in excess of One Million Dollars and No Cents ($1,000,000.00) as such amount is increased by the increase in the CPI from the CPI existing as of the date hereof; (3) commercially reasonable management fees, not to exceed Three Percent (3%) of gross revenues of the Project; (4) costs of service and maintenance contracts relating to the Project as a whole; (5) maintenance, repair and replacement expenses and supplies; (6) costs of capital expenditures made by Landlord to reduce operating expenses or to comply with legal or insurance requirements applicable to the Project after the date hereof or to replace existing equipment or machinery used in connection with the operation or maintenance of the Project, such capital costs to be amortized over a reasonable period in accordance with generally accepted accounting principles, together with interest at Two Percent (2%) in excess of the Prime Rate; (7) charges for janitorial, trash removal and cleaning services and supplies furnished to the Building as same may be revised pursuant to the provisions of Section 15.4 hereof; (8) any business, professional and occupational license tax payable by Landlord with respect to the Project; (9) costs of snow removal; and (10) the cost of operating the conference center, fitness center and main entrance area located in the Project, including wages, salaries, supplies and utilities to the extent not borne by user charges and fees. Notwithstanding anything to the contrary contained above in this paragraph, Operating Expenses shall not include: (i) principal or interest payments and any other charges, including late charges, default interest or other penalties, on any Mortgages, as defined in Section 22.1 hereof; (ii) all costs and expenses of leasing space in the Building, including advertising, promotion and other marketing expenses, commissions, legal fees, and allowances; (iii) capital expenditures, including without limitation any structural, foundation, piling or access ramp or concrete floor replacements and capital repairs thereto with respect to either or both the Building and the Parking Garage except to the extent specified above in clause (6) of the preceding sentence and except as resulting from casualty; (iv) all costs and expenses of providing any service to any tenant or occupant of, or to any leaseable space in, the Building that is not available to Tenant free of separate or additional charge, including, without limitation, overtime or supplemental HVAC service, overtime elevator service, supplemental cleaning, etc.; (v) costs in connection with damage, casualty or condemnation of all or a portion of the Project which are not reimbursed to Landlord by Landlord's insurers or by governmental authorities in eminent domain proceedings except to the extent of the Deductible; (vi) advertising for vacant space in the Building; (vii) all costs and expenses of any demolition in, painting, carpeting, or refurbishing of, or alterations or improvements to, any leaseable space made for any tenant or occupant or to enhance the marketability thereof or prepare the same for leasing; (viii) all charitable or political contributions; (ix) the costs to acquire and insure sculptures, paintings, and other works of art; (x) costs, expenses, fines and penalties imposed upon Landlord to the extent primarily and directly necessitated by the gross negligence or willful misconduct of Landlord or its employees; (xi) sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment or to correct violations of building codes or other laws, regulations or ordinances applicable to the Project that may exist as of the Commencement Date, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute Operating Expenses; (xii) all costs and expenses attributable to any testing, monitoring, investigation, remediation, or removal of Hazardous Materials (other than any testing or monitoring which are customarily conducted by owners of similar office buildings in the ordinary course of operating and managing a building and not related to the violation of any Environmental Law, as hereinafter defined, by any party other than Tenant or an invitee of Tenant); (xiii) all legal, architectural, engineering, accounting and other professional fees unrelated to the management, maintenance or operation of the Project; (xiv) ground lease rents; (xv) that portion of any Operating Expenses that is paid to any entity affiliated with Landlord that is in excess of a commercially reasonably amount that would otherwise be paid to an entity that is not affiliated with Landlord for the provision of the same service; (xvi) costs and expenses of administration and management of the Landlord entity itself, as distinguished from the costs of management, operation and ownership of the Project; and (xvii) legal fees, space planners' fees or similar fees incurred in connection with disputes with tenants of the Project or the negotiation of leases with tenants or prospective tenants.

(c) If the average occupancy rate for the Building during any calendar year, including the Operating Expenses Base Year, is less than eighty percent (80%), or if any tenant is separately paying for (or does not require) electricity or janitorial services furnished to its premises, then Operating Expenses for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been ninety-five percent (95%).

(d) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Operating Expenses that are expected to be incurred during each calendar year (or portion thereof) would exceed the Operating Expenses Base Amount. At the beginning of the Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such excess and Tenant's Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of a succeeding statement, an amount equal to one-twelfth (1/12) of Tenant's Share thereof. From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's reasonable revised estimate based upon updated information. As soon as practical after the end of each calendar year, but in any event within one hundred and sixty (160) days thereafter, Landlord shall submit to Tenant a statement for such calendar year showing: (1) Tenant's Share of the amount by which Operating Expenses incurred during the preceding calendar year exceeded the Operating Expenses Base Amount; and (2) the aggregate amount of Tenant's estimated payments made on account of Operating Expenses during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section, or, if this Lease has terminated, immediately refund to Tenant such net overpayment. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent within fifteen (15) days of receipt of such statement.

(e) For a period of ninety (90) days after Tenant's receipt of such statement, Tenant, or an independent, certified public accountant who is hired by Tenant on a noncontingent fee basis and who offers a full range of accounting services, shall have the right, during regular business hours and after giving at least ten (10) days' advance written notice to Landlord, to inspect and complete an audit of Landlord's books and records relating to Operating Expenses for the immediately preceding calendar year. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit strictly confidential. If such audit shows that the amounts paid by Tenant to Landlord on account of increases in Operating Expenses exceed the amounts to which Landlord is entitled hereunder, Landlord shall credit the amount of such excess toward the next monthly payments of Operating Expenses due hereunder or, if this Lease has terminated, immediately refund to Tenant such net overpayment. All costs and expenses of any such audit or audited statement shall be paid by Tenant, provided that Landlord shall not impose charges or collect any expenses incurred in cooperating with such audit. If Tenant does not notify Landlord in writing of any objection to any statement within ninety (90) days after receipt thereof, then Tenant shall be deemed to have waived any objection thereto and such statement shall be binding upon Tenant.

(f) Notwithstanding anything to the contrary contained in this Article VI, the Operating Expenses Base Amount shall not be less than the actual Operating Expenses for the calendar year 2007 (computed in accordance with this Article VI) which shall be adjusted if the actual Building occupancy rate is less than ninety five percent (95%) so as to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been ninety-five percent (95%), provided however that in no event shall the the Operating Expenses Base Amount exceed Eight Million Five Hundred Thirty One Thousand Five Hundred Nine Dollars and Sixty Five Cents ($8,531,509.65), which the parties hereto agree for all purposes of this Lease is Eight Dollars and Fifteen Cents ($8.15) per square foot of the Rentable Area of the Building.

(g) Notwithstanding anything to the contrary contained in this Article VI, Tenant shall not be obligated to pay to Landlord increases in Controllable Operating Charges for any calendar year after calendar year 2007 attributable to Controllable Operating Charges, as defined in the next sentence, that exceed, in the aggregate, the amount of Controllable Operating Charges that would have been in payable in such calendar year if Controllable Operating Charges increased by the percentage increase in the CPI, from the CPI existing as of the date hereof to the CPI as of the last month in any applicable calendar year. For purposes of this Section, "Controllable Operating Charges" are the Operating Expenses for ordinary cleaning and maintenance of the Building, the Premises and the common areas of the Project, including landscaping and snow removal, and for administrative costs and expenses.

6.2 Real Estate Taxes.

(a) Commencing on January 1, 2007 and continuing through the balance of the Term, Tenant shall pay as additional rent Tenant's Share of the amount by which Real Estate Taxes, as defined in Section 6.2(b), for each calendar year falling entirely or partly within the Term exceed a base amount (hereinafter referred to as the "Real Estate Taxes Base Amount") equal to the Real Estate Taxes incurred during the Real Estate Taxes Base Year, as finally determined all apportioned for any partial calendar year if the Lease is terminated prior to expiration of the full Term or any Renewal Term.

(b) "Real Estate Taxes" shall mean and include: (1) all real estate taxes, personal property taxes, vault and/or public space rentals, business district or arena taxes, special user fees, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Project or Landlord's personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Project which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Project, and (3) expenses, including, without limitation, reasonable attorneys' and consultants' fees and expenses and court costs, incurred in reviewing, protesting or seeking a reduction of real estate taxes, whether or not such protest or reduction is ultimately successful, provided however that if such a protest or reduction is not successful and made after the fifth full year of the Term: (i) only Eighty Percent (80%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the sixth year of the Term , only Sixty Percent (60%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the seventh year of the Term, only Forty Percent (40%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the eighth year of the Term, only Thirty Percent (30%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the ninth year of the Term and only Twenty Percent (20%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the tenth year of the Term; and (ii) only Eighty Percent (80%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the first year of a Renewal Term , only Sixty Percent (60%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the second year of a Renewal Term, only Forty Percent (40%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the third year of a Renewal Term, only Thirty Percent (30%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the fourth year of a Renewal Term and only Twenty Percent (20%) of the costs of same shall be included in Real Estate Taxes if such protest is made during the fifth year of a Renewal Term. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, transfer, net income or net profits tax assessed against Landlord solely relating to the Project. Notwithstanding the foregoing, where any such Real Estate Taxes may be paid over a multi-year period, regardless of whether Landlord makes a lump sum payment, they shall be computed as though they are payable over a multi-year period.

(c) If during any calendar year, including the Real Estate Taxes Base Year, the Project is not fully assessed for tax purposes, then Real Estate Taxes for such year shall be deemed to include all additional taxes, as reasonably estimated by Landlord, which would have been incurred during such year if the Project had been fully assessed and taxed, excluding any abatement or tax incentive program in effect. Notwithstanding anything contained herein to the contrary, the Real Estate Taxes Base Amount shall not be less than the actual Real Estate Taxes for fiscal year 2006-2007 as computed in accordance with this Article VI, provided however that in no event shall the Real Estate Taxes Base Amount be in excess of Two Million Two Hundred Fifty Thousand Six Hundred Forty Three Dollars and Sixty Five Cents ($2,250,643.65), which the parties hereto agree for all purposes of this Lease is Two Dollars and Fifteen Cents ($2.15) per square foot of the Rentable Area of the Building.

(d) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Real Estate Taxes that are expected to be incurred during each calendar year would exceed the Real Estate Taxes Base Amount. Commencing January 1, 2007 and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such amount and Tenant's Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of a succeeding statement, an amount equal to one-twelfth (1/12) of the such amount. From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement showing (1) Tenant's Share of the amount by which Real Estate Taxes incurred during the preceding calendar year exceeded the Real Estate Taxes Base Amount, and (2) the aggregate amount of Tenant's estimated payments made during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section or immediately refund such amount to Tenant if this Lease has terminated. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent within fifteen (15) days of receipt of such statement.

(e) If the Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term, and the denominator of which is three hundred sixty-five (365).

ARTICLE VII
USE OF PREMISES

7.1 Use. Tenant shall use and occupy the Premises solely for general (non-medical and non-governmental) office purposes, including ancillary uses attendant thereto such as computer operations, and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building or that will constitute waste, nuisance or unreasonable annoyance to Landlord or to any other tenant or user of the Building. To the extent applicable to Tenant's particular use of the Premises, Tenant shall comply with all judicial decisions, orders, injunctions, writs, statutes, laws, rulings, rules, codes, regulations, permits, certificates, or ordinances of any courts, boards, agencies, commissions, offices, or authorities of any governmental unit (federal, state, county, district, municipal, city, or otherwise) and any insurance companies insuring the Project, whether now or hereafter in existence, which have jurisdiction over all or any portion of the Project in any way applicable to Tenant (hereinafter collectively referred to as "Laws") concerning the use, occupancy and condition of the Premises (including means of ingress and egress thereto) and all machinery, equipment, furnishings, fixtures and improvements therein, all of which shall be complied with in a timely manner at Tenant's sole expense. If any Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record which have been provided to Tenant prior to the execution hereof. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events outside the Premises.

7.2 Tenants Charges. Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.

7.3 Hazardous Materials.

(a) Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Project, provided that Tenant may use and store reasonable quantities of standard cleaning materials and materials used in conjunction with computers and standard office equipment as may be reasonably necessary for Tenant to conduct normal general office use and computer operations in the Premises provided the same are handled, stored and disposed of in accordance with all Laws. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials generated, used, released, stored or disposed in the Premises by Tenant or any invitee of Tenant during the Term, and in compliance with all Environmental Laws. "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product. "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Project and relating to the environment and environmental conditions or to any Hazardous Material including, without limitation, CERCLA, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 33 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. §1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar Laws.

(b) Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (hereinafter referred collectively to as "Invitees" and individually as an "Invitee") in or about the Building, whether before or after the Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld or delayed. An "Environmental Default" means any of the following caused by the act or omission of Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Project or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right, but not the obligation, upon reasonable prior notice to Tenant, except in event of emergency where no notice shall be required, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's reasonable satisfaction, to perform, upon reasonable prior written notice to Tenant at Tenant's sole reasonable cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Project or the Premises generated, used, released, stored or disposed by Tenant or any invitee of Tenant.

7.4 Building Structure and Systems. Landlord at its expense, subject to reimbursement pursuant to Article VI only to the extent permitted thereby, shall comply with applicable Laws to the extent same apply directly to the Building Structure and Systems, as defined below, including portions thereof located within the Premises and to such Laws that apply directly to the common areas of the Project as a whole; provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Premises or any action or inaction of Tenant or any Invitee, then such compliance shall be at Tenant's cost, except to the extent specifically required herein to be paid by Landlord. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with all applicable Laws concerning the Premises (including means of ingress and egress thereto) and the business conducted therein. Any Alterations, as hereinafter defined, made or constructed by Tenant for the purpose of complying with such Laws or which otherwise require compliance with such Laws shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with such Laws, or representation or confirmation by Landlord that such Alterations comply with the provisions of such Laws.

7.5 Hazardous Material Representation. Landlord represents that it has not received any written notice of violation of any Environmental Law which remains uncured, and that, to its actual knowledge as of the date hereof, no Hazardous Material (other than standard quantities of standard building cleaning, maintenance and repair materials or other de minimis amounts of same) are present in the Project that would adversely affect the Premises or Tenant's access thereto or are in violation of any Environmental Law.

ARTICLE VIII
ASSIGNMENT AND SUBLETTING

8.1 Alienation. Except as provided in Section 8.6 below, Tenant shall not assign, transfer or otherwise encumber (collectively, "assign") this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, "sublet") the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. Notwithstanding the foregoing, provided that Tenant has provided Landlord with any applicable Intention Notice described in Section 8.3 hereof and Landlord has not elected the available rights thereunder, and Tenant has provided Landlord with the Request Notice described in Section 8.2 hereof and all information required in connection therewith, Landlord shall not unreasonably withhold, condition, or delay its consent to any proposed assignment or subletting of the Premises, provided that: (i) no Event of Default exists; (ii) any portion of the Premises, or the means of ingress or egress to any the portion of the Premises, after such proposed sublease or assignment or the proposed use of any portion thereof by the proposed assignee or subtenant will not violate any Law or the provisions of this Lease; (iii) any proposed assignee is, under a commercially reasonable standard, sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; (iv) the proposed assignee or subtenant is not a government, or subdivision or agency thereof; (v) the proposed assignee or subtenant is not a tenant in the Building, provided the condition set forth in this clause (v) shall not be applicable if the Building is Ninety Five Percent (95%) leased at the commencement of such assignment or sublease; (vi) such proposed sublease or assignment would increase the electricity consumption or heating ventilating and air-conditioning within the Premises in excess of the standards for which same are designed or violate any provision or restrictions herein relating to the use or occupancy of the Premises (including parking requirements); (vii) Landlord is not required by Law to make any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Project; and (viii) such sublease or assignment does not contemplate use of the subject premises by more than one person for each two hundred fifty (250) rentable square feet of rentable area; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its approval and shall not be deemed exclusive of any permitted reasons for reasonably withholding approval, whether similar or dissimilar to the foregoing examples. Any attempted assignment, transfer or other encumbrance of this Lease or all or any of Tenant's rights hereunder or interest herein not in accordance with this Article VIII, and any sublet or permission to use or occupy the Premises or any part thereof not in accordance with this Article VIII shall be void and of no force or effect. In the event of any assignment or subletting, Tenant shall remain fully liable as a primary obligor for the payment of all rent and other charges required hereunder and for the performance of all obligations to be performed by Tenant hereunder. Any assignment or subletting, Landlord's consent thereto, or Landlord's collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. For any period during which an Event of Default exists hereunder, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Tenant shall not mortgage, pledge, hypothecate or encumber (hereinafter referred to as collectively as "mortgage") this Lease without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. If Landlord's consent is required hereunder, then Tenant shall pay to Landlord an administrative fee equal to five hundred dollars ($500) plus all other expenses (including reasonable attorneys' fees and accounting costs) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, or mortgage. Tenant shall notify Landlord prior to engaging a real estate broker in connection with any proposed assignment or sublease, and any such broker shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. Any sublease, assignment or mortgage shall, at Landlord's option, be effected on forms reasonably approved by Landlord. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage within five (5) days after Tenant's execution thereof but not later than fifteen (15) days prior to the effective date thereof.

8.2 Tenant's Request Notice. If at any time during the Term Tenant desires to assign, sublet or encumber all or part of this Lease or the Premises pursuant to an assignment, sublease or other document that requires Landlord's consent, then in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall, at least thirty (30) days prior to the effective date of such assignment, subletting or encumbrance, provide notice to Landlord in writing (hereinafter referred to as the "Tenant's Request Notice") containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction, the proposed applicable document, the commencement date of the proposed assignment, subletting or other transaction (hereinafter referred to as the "Proposed Sublease Commencement Date"); the area proposed to be assigned, sublet or otherwise encumbered (hereinafter referred to as the "Proposed Sublet Space"); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction and such other documentation as is reasonably required by Landlord. Landlord shall use reasonable commercial efforts to respond to Tenant within fifteen (15) days of receipt of the Tenant's Request Notice and the aforesaid information.

8.3 Recapture. In the event: (a) Tenant proposes to assign this Lease or sublease the Premises or any portion thereof for eighty percent (80%) or more of the balance of the Term; or (b) Tenant proposes to sublease twenty percent (20%) or more of the rentable area of the Premises, then Tenant shall notify Landlord thereof in writing, not less than ninety (90) days prior to the earliest date that Tenant proposes such assignment or subletting shall be effective, describing the Proposed Sublet Space, the term of any proposed sublease and the Proposed Sublease Commencement Date (hereinafter referred to as the "Intention Notice"). Landlord shall have the right in its sole and absolute discretion to terminate this Lease in the event of an assignment or, with respect to the Proposed Sublet Space, a sublease, as applicable, by sending Tenant written notice of such termination within thirty (30) days after Landlord's receipt of an Intention Notice from Tenant; provided, however, that with respect to a recapture that is triggered by a proposed sublease, Landlord shall recapture the Proposed Sublet Space for only the term of the proposed sublease (except that if the term of the proposed sublease is for eighty percent (80%) or more of the balance of the Term, then Landlord may recapture the Proposed Sublease Space for the entirety of the balance of the Term). If the Proposed Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then (i) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date specified in Tenant's Intention Notice and such space shall thereafter be deleted from the Premises, and (ii) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Base Rent and additional rent shall be reduced pro rata. The cost of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises shall be paid by Tenant to Landlord as additional rent hereunder. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease Commencement Date.

8.4 Profit Share. If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the sum of (a) the rental and other charges due under this Lease plus (b) the reasonable, out-of-pocket expenses paid by Tenant in connection with the procurement of such sublease, assignment or other transfer, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess or other premium applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord as additional rent within ten (10) days after any receipt thereof by Tenant. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment.

8.5 Compliance. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord's request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's sole option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease or, at Landlord's sole option, the subtenant shall execute a direct lease with Landlord on the terms and conditions of such applicable sublease.

8.6 Affiliate Transfer. Notwithstanding anything contained in this Article VIII to the contrary, provided no Event of Default exists hereunder, Tenant may, upon at least twenty (20) days prior written notice to Landlord but without Landlord's prior written consent and without being subject to Landlord's rights and Tenant's obligations set forth in Sections 8.3 and 8.4, assign or transfer its entire interest in this Lease or sublease all or a portion of the Premises to a Permitted Transferee. The term "Permitted Transferee", when used herein shall mean: (a) a corporation or other business entity into or with which Tenant shall be merged, reorganized or consolidated, or to which substantially all of the assets of Tenant may be transferred, or (b) a corporation or other business entity which shall control, be controlled by or be under common control with Tenant, provided that any Permitted Transferee shall assume in writing all of the obligations and liabilities of Tenant under this Lease. For purposes of clause (b) herein, "control" shall be deemed to be ownership of more than fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. In the event of any assignment or subletting pursuant to this Section 8.6, Tenant shall remain fully liable as a primary obligor for the payment of all rent and other charges required hereunder and for the performance of all obligations to be performed by Tenant hereunder. Together with Tenant's notice to Landlord pursuant to this Section, Tenant shall submit to Landlord sufficient information regarding the transaction as is reasonably necessary for Landlord to confirm that the transaction meets the qualifications set forth in this Section.

ARTICLE IX
MAINTENANCE AND REPAIRS

9.1 Tenant Maintenance. Except as otherwise specifically provided to the contrary in this Lease, Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises that are necessary or desirable to keep the Premises in as good a condition and repair as the condition existing on the Commencement Date, normal wear and tear and damage by fire or other casualty excepted, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease. Notwithstanding anything contained in this Lease to the contrary, if a Law is enacted after the date hereof that requires alterations to the Premises but does not specifically relate to the use, density or occupancy of the Premises by Tenant, any such alteration shall be made by Landlord and shall be deemed an Operating Expense under this Lease. Tenant shall maintain all fixtures, furnishings and equipment located in, or exclusively serving the Premises, excluding Building Structure and Systems, in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or Landlord's equipment or fixtures in, the Premises or any part thereof. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Term, surrender the Premises in an order and condition equal to or better than their order and condition on the Commencement Date, except for ordinary wear and tear and as otherwise provided in Article XVIII. Except as otherwise provided in Article XVIII and XVIX, all injury, breakage and damage to the Premises and to any other part of the Building or the Project caused by any act or omission of any Invitee or Tenant, shall be repaired by and at Tenant's expense, except that upon reasonable prior written notice to Tenant, Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all reasonable costs and expenses incurred in connection therewith. Landlord shall provide and install replacement tubes for Building and Premises standard fluorescent light fixtures and maintain and service the ballasts for such fixtures and shall maintain and service individual HVAC units including without limitation, HVAC drive motors, valves, pipes and fan coils, within each office and other area of the Premises without additional charge to Tenant, provided the cost thereof shall be an Operating Expense.

9.2 Landlord Maintenance. Except as otherwise provided in this Lease, Landlord shall keep the exterior and demising walls, and floors, load bearing elements, foundations, roof and common areas, including the Parking Garage, that form a part of the Project, the mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building, and restrooms and elevators located within the Premises (hereinafter collectively referred to as the "Building Structure and Systems"), clean and in good operating condition and, promptly after becoming aware of any item needing repair, will make repairs and replacements thereto. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems; and (b) Landlord shall have no obligation to make any repairs brought about by any negligent or wrongful act or neglect of Tenant or any Invitee.

ARTICLE X
CONDITION OF PREMISES

10.1 Condition. Tenant acknowledges that it is currently occupying part of the Premises under the Old Lease (said part of the Premises is hereinafter referred to as the "Existing Premises"). To the extent that the Premises includes the Existing Premises, the Landlord shall deliver same to Tenant in its "as-is" condition as of the Commencement Date. The Overlandlord shall deliver the portions of the premises not included within the Existing Premises (said portions are hereinafter referred to as the "New Stuff") in the condition that exists as of the date hereof, ordinary wear and tear excepted, provided however that should Tenant take possession of any portion of the New Stuff under an agreement with Union Carbide Corporation, prior to the Commencement Date, the Tenant shall accept possession of such portions of the New Stuff in an "as-is" condition as of such prior date and Tenant shall have surrendered the same to Union Carbide Corporation in compliance with the Old Lease, and, further, Union Carbide Corporation shall have surrendered the same to Overlandlord in compliance with the Prime Lease. The Tenant's taking possession of the Premises shall be deemed to be Tenant's acceptance of the Premises in the order and condition as then exists. Overlandlord agrees to deliver and Tenant agrees to accept possession of the Premises in an "as is" condition. Overlandlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (hereinafter referred to as the "Alterations") in or to the Premises, the Building or the Project, provided however the Premises shall be in a tenantable condition as required under the Old Lease. TENANT ACKNOWLEDGES AND REPRESENTS THAT IT HAS INSPECTED THE PREMISES, THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS LEASE, NEITHER OVERLANDLORD NOR ANY PARTY ACTING ON BEHALF OF OVERLANDLORD HAS MADE ANY WARRANTY OR REPRESENTATION CONCERNING THE PREMISES AND TENANT IS LEASING THE PREMISES IN AN "AS-IS" CONDITION. Consistent with the foregoing, the parties acknowledge that, subsequent to the date hereof Tenant and Union Carbide Corporation may enter into an agreement to provide for Tenant's proposed relocation within the Complex to space that will constitute New Stuff (namely, Sections K 3, L 3, M 3 and M 4) in its then "as is" condition, such relocation to be accomplished prior to the termination of the Old Lease. The parties acknowledge further that the form of such agreement is currently intended to be an Omnibus Amendment that will constitute a Seventh (7th) Amendment to the Old Lease as well as an amendment to other relevant legal documents. Overlandlord shall not unreasonably withhold, condition or delay its consent to such intended Omnibus Amendment upon being furnished with a fully executed copy thereof, provided, however, that neither such document nor such consent shall be deemed to either increase or decrease the rights and obligations of the parties under the Old Lease.

10.2 Allowance. Provided that an Event of Default is not then existing Overlandlord agrees to pay to Tenant an amount equal to Four Million Five Hundred Sixty Eight Thousand Two Hundred Twenty Five Dollars and No Cents ($4,568,225.00) (hereinafter referred to as the "Landlord's Contribution") on or before December 31, 2007 as an inducement to enter into this Amendment; provided further that if Tenant shall not have received Landlord's Contribution on or before December 31, 2007, and so long as an Event of Default is not then existing, then upon five (5) days notice to Overlandlord, Tenant may setoff the amount of the Landlord's Contribution against the Rent next due hereunder. For the purposes of the immediately preceding sentence, an Event of Default shall not include a default of the Tenant which does not involve the payment of rent due hereunder or which is not a Material Default. In the event of such an Event of Default which is not a Material Default, the Overlandlord may withhold payment of a portion of the Landlord's Contribution in an amount reasonably determined by Overlandlord to be sufficient to cure such Event of Default (provided that Overlandlord shall not be obligated to utilize such funds to cure same) until Tenant has cured such Event of Default and Tenant's right of setoff contained in this Section 10.2 shall not be applicable to the amount so withheld until such Event of Default is cured. The term "Material Default" when used in this Section 10.2 shall mean a non-monetary default of the Tenant determined by Overlandlord in its good faith judgement to require an expenditure to cure such default which exceeds Ten Thousand Dollars and No Cents ($10,000.00).

ARTICLE XI
ALTERATIONS

11.1 Tenant Alterations. Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion with respect to any and all structural Alterations, Alterations which require a building permit and to those non-structural Alterations which are visible from the exterior of the Premises, and which consent shall not be unreasonably withheld or delayed with respect to all other non-structural Alterations, provided however that Tenant may, in compliance with the provisions of this Lease make decorations and improvements strictly cosmetic in nature, which do not require a building permit and which do not effect the Building Structure and Systems without the consent of Landlord, but shall provide Landlord prior written notice of same. Structural Alterations shall be deemed to consist of any Alterations that will necessitate any changes, replacements or additions to the walls, ceilings, partitions, columns or floor, or to the water, electrical, mechanical, plumbing, fire/ life safety, or HVAC systems, of the Premises or the Building. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor, on days, at times and under the supervision of an architect approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; (d) in accordance with plans and specifications prepared by an engineer or architect, which, in all instances shall be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; (e) in accordance with all Laws and the requirements of any insurance company insuring the Project or any portion thereof; and (f) after obtaining public liability, builder's risk and worker's compensation insurance policies in such limits as reasonably required by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration and shall meet the requirements set forth in Section 14.2 hereof. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration made by Tenant, such consent shall not: (i) be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Project to any liens which may be filed in connection therewith; or (ii) constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with any applicable Laws, or representation or confirmation by Landlord that such Alterations comply with the provisions of such Laws. All Alterations made by Tenant (including, without limitation, those involving structural, electrical, mechanical or plumbing work, fire and life safety systems, the roof of the Building, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building) shall, be performed by contractors or subcontractor chosen by Tenant under contracts approved by Landlord at Tenant's expense, provided however any such approval shall not be unreasonably withheld or delayed. Tenant shall reimburse Landlord for all reasonable costs of review, coordination and supervision in connection with any Alteration made by Tenant. Promptly after the completion of an Alteration made by Tenant, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration in place.

11.2 Removal. If any Alterations are made without the prior written consent of Landlord, Landlord shall have the right upon reasonable prior written notice to Tenant and at Tenant's reasonable expense to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises or the Building (except any fixtures or equipment of Tenant) made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Term; provided, however, that (a) if no Event of Default shall then exist, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Term, all movable fixtures, furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove all Alterations made by or on behalf of Tenant and other items in the Premises and the Building which Landlord designates in writing for removal. Movable furniture, furnishings, equipment and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause material damage to the Premises or the Building. Landlord shall have the right upon reasonable prior written notice to Tenant and at Tenant's reasonable expense to repair all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If such fixtures, furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Term, the same shall at Landlord's option become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right, upon reasonable prior written notice to Tenant and at Tenant's expense to remove from the Premises such fixtures, furniture, furnishings and equipment and any Alteration made by or on behalf of Tenant which Landlord designates in writing for removal or to require Tenant to do the same.

ARTICLE XII
SIGNS

12.1 Signs. Landlord will list the name of Tenant in the Building directory, if any. Landlord and Tenant will agree upon a mutually acceptable signage program to the entrance of the Building where Tenant will, at its sole cost and expense, be permitted to display the name of Tenant. Tenant shall maintain such signs and, upon the request of Landlord remove same at the termination of this Lease. Except as otherwise provided in this Section, no other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (including windows and doors) and the Project without the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. If any such item that is not specifically provided for herein or has not been approved by Landlord is so displayed, then Landlord shall have the right upon reasonable prior written notice to Tenant to remove such item at Tenant's expense or to require Tenant to do the same. Landlord reserves the right to install and display and permit the installation and display of signs, advertisements and notices on any part of the exterior or interior of the Building and the Project.

ARTICLE XIII
INSPECTION

13.1 Inspection. After reasonable prior notice, except that no notice shall be required in the event of an emergency, Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises and the Building, to make such alterations and/or repairs as in the sole and absolute judgment of Landlord may be deemed necessary or desirable, or to exhibit the same to brokers, prospective tenants, lenders, purchasers and others, provided, however, that in exercising any such right Landlord shall not prevent or unreasonably interfere with Tenant's possession, occupation or use of the Premises. Except in the event of an emergency, Landlord shall endeavor to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry.

ARTICLE XIV
INSURANCE

14.1 Adverse Activity. Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Premises or the Project, which will in any way increase the rate of fire insurance or other insurance on the Project because same is hazardous. If any increase in the rate of fire insurance or other insurance is due to any hazardous activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

14.2 Tenant Insurance.

(a) Throughout the Term, Tenant shall obtain and maintain: (1) commercial general liability insurance, written on an occurrence basis, including contractual liability coverage insuring the obligations assumed by Tenant under this Lease which shall include those set forth in Sections 7.3 and 16.2 hereof, premises and operations coverage, broad form property damage coverage independent contractors coverage, and personal injury coverage; (2) all-risk property insurance; (3) comprehensive automobile liability insurance, covering automobiles owned by Tenant, if any; (4) worker's compensation insurance, and (5) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate. Such property insurance shall be in an amount not less than that required to replace the EG and the Antenna, as such terms are hereinafter defined, to the extent installed by Tenant. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

(b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has a rating equal to or exceeding A:VIII, from Best's Insurance Guide; (2) name Landlord, the managing agent of the Building and the holder of any Mortgage as additional insureds with respect to the commercial general liability insurance; (3) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (4) be primary and non-contributory; (5) contains an endorsement (except for property insurance) for cross liability and severability of interests; and (6) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance below the amounts required hereunder or change in coverage to provide less coverage than required hereunder without the insurer first giving Landlord thirty (30) days' prior written notice, of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld, other than the property insurance insuring the EG and the Antenna, which may include a deductible in an amount not in excess of Ten Percent (10%) of the cost of replacement thereof. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of first-class office buildings in the Market Area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types of insurance. Tenant shall deliver a certificate on ACORD Form 27 or similar form acceptable to Landlord which creates a direct obligation from the issuing company to Landlord, of all such insurance to Landlord concurrently with Tenant's execution of this Lease and at least annually thereafter. Tenant shall give Landlord immediate notice in case of fire, theft or accident in the Premises, and in the case of fire damaging the Building or theft or significant accident in the Building if involving Tenant, its agents, employees or Invitees. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

14.3 Landlord Insurance. Landlord agrees to carry and maintain all-risk property insurance (with replacement cost coverage) covering the Building and Landlord's property therein in an amount required by its insurance company to avoid the application of any coinsurance provision. Landlord hereby waives its right of recovery against Tenant and releases Tenant from any and all liabilities, claims and losses for which Tenant may otherwise be liable to the extent Landlord is covered by property insurance therefor. Landlord shall use reasonable efforts to secure and maintain a waiver of subrogation endorsement from its insurance carrier and Landlord shall give prompt written notice to Tenant if such waiver is not available. Landlord also agrees to carry and maintain commercial general liability insurance in limits it reasonably deems appropriate. The policies of insurance obtained by Landlord may include a commercially reasonable deductible applied to each such occurrence and/or loss.

ARTICLE XV
SERVICES AND UTILITIES

15.1 Services. Landlord will: (a) furnish to all areas of the Premises air-conditioning, ventilation and heating required to provide comfortable occupancy, meeting the air temperature and humidity standards set forth on Exhibit "B" attached hereto and by this reference incorporated herein during the hours of 7:00 a.m. to 5:00 p.m. Monday through Friday; (b) provide janitorial service on Monday through Friday (or, at Landlord's option, Sunday through Thursday) only (excluding legal public holidays) as provided on Exhibit "C"attached hereto and by this reference incorporated herein; (c) provide water for lavatory, sprinkler and drinking purposes; and (d) provide landscaping, including mowing of lawn, raking and removal of leaves, trimming of shrubs, bushes and trees, removal of snow and ice and the maintenance of the Parking Garage, roads and other site related amenities, all costs of which shall constitute Operating Expenses. Landlord shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent), or due to any adverse impact that Tenant's furniture, equipment, machinery, millwork or layout of the Premises may have upon the delivery of HVAC to the Premises or due to the occupancy load. Tenant shall abide by all reasonable regulations which Landlord promulgates for the proper functioning and protection of the heating, ventilating and air-conditioning system and for compliance with applicable governmental energy regulations and guidelines, provided Tenant has actual prior notice of all reasonable regulations which Landlord promulgates. If Tenant requires air-conditioning or heat beyond the Building Hours, then Landlord will furnish the same, provided Tenant gives Landlord sufficient advance notice of such requirement. Tenant shall pay for such extra service in accordance with Landlord's then-current charges to tenants of the Building. Notwithstanding anything above to the contrary, Tenant shall have access to the Building twenty-four (24) hours per day each day of the year (except in the event of an emergency). Tenant shall not permit anyone, except for Tenant's employees and authorized guests, to enter the Building at times other than the Building Hours. All persons entering or exiting the Building at times other than the normal hours of operation of the Building shall, at Landlord's discretion, be required to sign in and out and meet such reasonable requirements as Landlord may impose.

15.2 Utility Service. All telecommunication, signal and other utility and similar services used in the Premises during the Term shall be supplied by the utility companies serving the Building and Tenant shall be solely responsible for the payment of all charges therefore. All electricity used in the Premises during the Term shall be supplied by the utility companies serving the Building and Tenant shall be solely responsible for the payment of all charges therefore and Tenant's electric consumption shall be measured through a separate meters or submeters installed by and at the cost of Tenant on or before the Commencement Date. If the electrical utility charges are billed to the Landlord, Tenant shall pay the cost of such service as measured by submeters installed by Tenant to Landlord within ten (10) days of invoice therefore. If the electrical utility charges are billed to the directly to the Tenant, Tenant shall be responsible for the payment of such charges directly to the applicable utility provider and Tenant shall be solely responsible for making such arrangements with such company as may be necessary for the furnishing thereof to the Premises. Tenant shall have the right to cause the installation, maintenance, repair, replacement and removal of any telecommunications wiring and cables, and equipment and appurtenances ancillary thereto, in the Building that are necessary or useful for its operations within the Premises at locations reasonably approved by Landlord and to interconnect various areas of the Premises, including any computer and Data Center areas. As of the Commencement Date or the date upon which it ceases to require any telecommnication connection to the building at 55 Old Ridgebury Road, whichever is later, Tenant shall be deemed to have quit claimed to Landlord all right, title and interest in any telecommunication cable and wiring lying between the building at 55 Old Ridgebury Road and the Building.

15.3 Waste. Tenant shall reimburse Landlord for the cost of any excess water, sewer and chiller usage in the Premises. Excess usage shall mean the excess of the estimated usage in the Premises (per square foot of rentable area) during any billing period over a reasonable sum designated and documented by Landlord based upon the average usage (per square foot of rentable area) during the same period for the entire Building, as reasonably calculated by Landlord, adjusted to account for anomalies of usage based upon unique usage patterns.

15.4 Cleaning Election. Tenant may elect, upon sixty (60) days prior written notice to Landlord, to provide all cleaning and janitorial service to the Premises with contractors reasonably acceptable to Landlord, provided that an Event of Default is not existing at the time of such election and during the period that Tenant so provides such services. In the event of such election Tenant will become solely responsible for providing all cleaning and janitorial services to the Premises and Landlord shall be relieved of any obligation to so provide cleaning and janitorial services to the Premises and the janitorial and cleaning services line-item component of Operating Expenses Base Amount and the Operating Expenses shall be proportionally reduced, to the extent of any reduction available to Landlord under its cleaning contract, commencing on the day Tenant provides such services. Landlord shall make appropriate adjustments to account for the fact that such adjustments may not coincide with a calendar year. All such cleaning and janitorial services so performed by Tenant shall be at least equal to the cleaning and janitorial services required to be performed by Landlord hereunder as provided on Exhibit "C"attached hereto and shall comply with such reasonable regulations as Landlord shall from time to time impose and which are similarly applicable to all other tenants providing like cleaning and janitorial service to their respective premises. Should Tenant so elect to perform such cleaning and janitorial services Tenant and any contractor of Tenant providing such services shall work in harmony and shall not interfere with the performance of the operations of the Building or with the activities of other tenants or occupants of the Building. If any time Tenant or any contractor of Tenant performing such services shall cause or threaten to cause, such disharmony or interference, Landlord may terminate such contractor's access to the premises upon 24 hours' written notice to Tenant, and thereupon, Tenant and such contractor causing such disharmony or interference shall immediately withdraw from the Premises and the Building until Landlord determines, in its reasonable discretion, such disturbance no longer exists.

15.5 Essential Services. If any services as described in Section 9.2 or in Sections 15.1(a), (c) or (d) above (such services are hereinafter collectively and individually referred to as the "Essential Services"), should cease or fail or if a reasonable means of ingress and egress to the Building and Premises is unavailable and if as a result thereof Tenant is unable to use the Premises or any portion thereof for its office and computer operation for any reason other than: (i) fire or other casualty; (ii) condemnation; (iii) the act or omission of Tenant or its agents, employees, contractors, invitees or licensees; or (iv) an Event of Default, as said term is hereinafter defined, and same continues for three (3) consecutive business days after Landlord has actual knowledge of or has received written notice from Tenant of such discontinuance, and if all or more than five percent (5%) of the total area of the Premises is rendered untenantable to the effect that Tenant cannot conduct business therein and Tenant does not in fact occupy such portion of the Premises for the conduct of business, then in such event, as Tenant' sole remedy therefore, all Rent for all or that portion of the Premises so rendered untenantable and not occupied by Tenant shall be abated on a per diem basis beginning with the first day of such cessation or failure and shall remain abated until the date such Essential Services are resumed, as of which date Rent shall resume. The interruption of Essential Services as a result of fire or other casualty or as a result of condemnation shall be treated pursuant to the provisions of Articles XVIII and XIX, respectively.

ARTICLE XVI
LIABILITY OF LANDLORD

16.1 Landlord Liability. Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage, including indirect and consequential damage, injury, loss or claim, including claims for the interruption of or loss to business, based on or arising out of any cause whatsoever, except as otherwise specifically provided in Sections 15.5 or in this Section, including without limitation the following: repair to any portion of the Premises or the Project or the EG or the Antenna; interruption in the use of the Premises or any equipment therein or the EG or the Antenna; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Project or of any other person or entity; inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building or the EG or the Antenna from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition. Any property placed by Tenant or any Invitee in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant's agent for such purpose and not as Landlord's agent. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant: (i) for any physical injury to any natural person caused by Landlord's willful misconduct or gross negligence to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant; or (ii) for a breach by Landlord under the terms of this Lease other than caused by a third party not under the control of Landlord, provided however, that Landlord shall not under any circumstances be liable for any consequential or indirect damages.

16.2 Indemnity. Tenant shall, as additional rent, reimburse Landlord, its employees and agents for, and shall indemnify, defend upon request and hold them harmless from and against all costs, damages, claims, liabilities, expenses (including reasonable attorneys' fees), penalties and court costs suffered by or claimed against them, directly or indirectly, to the extent based on or arising out of, in whole or in part: (a) use and occupancy of the Premises or the business conducted therein; and (b) any act or omission of Tenant or any Invitee. Notwithstanding anything to the contrary herein contained, Tenant shall in no event be liable for consequential, indirect or punitive damages of any kind, regardless of the legal theory upon which such claim may be based.

16.3 Ownership Period. No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Building or a landlord's interest therein. Within five (5) days after request, Tenant shall attorn to any such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

16.4 Set-off. Except as specifically permitted pursuant to Section 10.2 hereof, Tenant shall not have the right to set off or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

16.5 Personal Liability. If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an "officer") or any other person or entity related to or employed by Landlord shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.

16.6 Encumbrance. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Project, and any liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to cause any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or to the Premises on behalf of Tenant, and in case of any such lien attaching, Tenant covenants and agrees to cause it to be released and removed of record, or bonded in a fashion reasonably satisfactory to Landlord, within thirty (30) days of Tenant's knowledge of same. In the event that such lien is not so released and removed, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice, either before or after such release and removal, pay or reimburse Landlord for all reasonable sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such lien, together with interest thereon at the Default Rate.

ARTICLE XVII
RULES

17.1 Rules. Tenant and Invitees shall at all times abide by and observe the rules specified below. Tenant and Invitees shall also abide by and observe any other rule that Landlord may reasonably promulgate from time to time generally applicable for the operation and maintenance of the Project, provided that at least three (3) days prior notice thereof is given and such rule is not inconsistent with the provisions of this Lease. Landlord shall not be liable to Tenant for the violation of any such rule by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees, provided however, that Landlord shall make reasonable, diligent efforts to evenly enforce any such rule.

(a) Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Project not exclusively occupied by Tenant. No bottles, parcels or other articles shall be placed, kept or displayed on window ledges, in windows or in corridors, stairways or other public parts of the Project. Tenant shall not place any showcase, mat or other article outside the Premises.

(b) Landlord shall have the right to control and operate the public portions of the Project and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally and shall use reasonable commercial efforts to maintain reasonable access for Tenant to the entrances, elevators, corridors, elevators and other public portions of the Project. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Project by other tenants. Tenant shall coordinate and schedule in advance with Landlord's property management department all non-routine deliveries to the Building so that arrangements can be made to minimize such interference. Tenant shall not permit its employees and invitees to congregate in the elevator lobbies or corridors of the Building. Canvassing, soliciting and peddling in the Project are prohibited, and Tenant shall cooperate to prevent the same.

(c) Tenant shall not attach, hang or use in connection with any window or door of the Premises any drape, blind, shade or screen, without Landlord's prior written consent which shall not be unreasonably withheld or delayed. All awnings, drapes projections, curtains, blinds, shades, screens and other fixtures shall be of a quality, type, design and color, and shall be attached in a manner, approved in writing by Landlord which shall not be unreasonably withheld or delayed.

    (d) Tenant shall not use the water fountains, water and wash closets, and plumbing and other fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein (including, without limitation, coffee grounds). All damages from misuse of fixtures shall be borne by the tenant causing same.

(e) Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loudspeaker system or other sound system, in connection with any excessively bright, changing, flashing, flickering or moving light or lighting device, or in connection with any similar device or system visible or which can be heard outside the Premises, without Landlord's prior written consent. Tenant shall not construct, maintain, use or operate any such device or system outside of its Premises or within such Premises so that the same can be heard or seen from outside the Premises. No flashing, neon or search lights shall be used which can be seen outside the Premises.

(f) Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building, except seeing-eye or hearing-ear dogs for handicapped persons visiting the Premises, except as specifically permitted by Landlord.

(g) Except as specifically provided to the contrary in the Lease, Tenant shall not cook or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant's employees for their own and for Invitees consumption. Tenant shall not cause or permit any unusual or objectionable odor to be produced that will emanate from the Premises.

(h) Tenant shall not make any unseemly or disturbing noise that disturbs or interferes with occupants use of the Project.

(i) Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures. Upon reasonable prior notice to Tenant Landlord shall have the right to repair at Tenant's reasonable expense any damage to the Premises or the Building caused by Tenant's moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same. Any furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator at designated times. Tenant shall remove promptly from any sidewalk adjacent to the Building any furniture, furnishing, equipment or other material there delivered or deposited for Tenant.

(j) Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord's prior written approval, which shall not be unreasonably withheld or delayed; provided, however that (i) Tenant may use door locks for any offices for which it requires the same for security purposes or otherwise secure any other limited areas requiring such security precautions, and (ii) Tenant may install and maintain a separate electric card reader system to control access to the Premises, provided that Tenant shall supply Landlord with all keys and cards necessary to enter the Premises and acknowledges that Landlord shall not be liable for damage caused due to required access thereto due to an emergency situation or safety purposes. Tenant shall keep doors leading to a corridor or main hall closed at all times except as such doors may be used for ingress or egress and shall lock such doors during all times the Premises are unattended.

               (k) If any machine or equipment of Tenant causes noise or vibration that may be transmitted to such a degree as to be reasonably objectionable to Landlord or any tenant in the Building, then Landlord shall have the right upon reasonable prior written notice to Tenant to install at Tenant's reasonable expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same.

(l) Landlord reserves the right to exclude from the Project at all times any person who does not properly identify himself to the Building management or attendant on duty. Landlord shall have the right to exclude any undesirable or disorderly persons from the Project at any time. Landlord may require all persons admitted to or leaving the Project to show satisfactory identification and to sign a register.

(m) Tenant shall not permit or encourage any loitering in or about the Premises and shall not use or permit the use of the Premises for lodging or dwelling.

(n) Tenant, before closing and leaving the Premises at any time, shall use reasonable commercial efforts to see that all windows are closed and all flammable equipment such as coffee machines are turned off.

(o) Tenant shall not request Landlord's employees to perform any work or do anything outside of such employees' regular duties without Landlord's prior written consent. Tenant's special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges to tenants in the Building maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant. Tenant shall not employ any of Landlord's employees for any purpose whatsoever without Landlord's prior written consent.

(p) There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards or similar devices. Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

(q) Tenant shall not install or permit the installation of any wiring for any purpose on the exterior of the Premises, except in common conduits or as approved by Landlord and shall remove any wiring so installed at the request of Landlord at the end of the Term.

(r) Tenant acknowledges that it is Landlord's intention that the Project be operated in a manner which is consistent with the highest standards of cleanliness, decency in the community which it serves. Toward that end, Tenant shall not sell, distribute, display or offer for sale any item which, in Landlord's reasonable judgment, is inconsistent with the quality of operation of the Project or may tend to impose or detract from the image of the Project. Tenant shall not use the Premises for any illegal purpose.

(s) Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the manufacture or sale of liquor.

(t) Tenant shall not in any manner deface any part of the Premises or the Project. No stringing of wires including, but not limited to telecommunications wiring, boring or cutting shall be permitted except with Landlord's prior written consent which shall not be unreasonably withheld or delayed.

(u) Landlord may close the Building in the event of an emergency or security risk for temporary periods and Tenant shall abide by any reasonable directions in connection therewith, provided that Landlord shall use reasonable commercial efforts to open the Building as soon a practical thereafter.

(v) Tenant shall not bring or keep, or permit to be brought or kept, in the Project any weapon or flammable, combustible or explosive fluid, chemical or substance except as permitted in Section 7.3 hereof.

(w) Tenant shall comply with all workplace smoking Laws. There shall be no smoking in bathrooms, elevator lobbies, elevators, and other common areas.

(x) Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

ARTICLE XVIII
DAMAGE OR DESTRUCTION

18.1 Casualty. If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's reasonable judgment such repair and restoration cannot be completed within one hundred and eighty (180) days after the occurrence of such damage or destruction and Landlord notifies Tenant of same within thirty (30) days after the occurrence of such damage or destruction, then Landlord and Tenant shall each have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the occurrence of such damage or destruction. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. Notwithstanding the forgoing Landlord shall be under no obligation to repair or restore the EG or the Antenna in the event of any fire or other casualty, same being the sole responsibility of Tenant. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay rent only for the portion of the Premises that is used and usable while such repair and restoration are being made. Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that Landlord shall not be required to repair or restore any of contents of the Premises (including, without limitation, Tenant's trade fixtures, furnishings, equipment or personal property). Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if: (1) insurance proceeds are insufficient to pay the full cost of such repair and restoration; (2) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration; (3) zoning or other applicable Laws or regulations do not permit such repair and restoration; or (4) the Building is damaged by fire or casualty (whether or not the Premises has been damaged) to such an extent that Landlord decides, in its sole and absolute discretion, not to rebuild or reconstruct the Building. Notwithstanding anything herein to the contrary, Tenant shall have the right to terminate this Lease by written notice to Landlord if Landlord does not complete any such repair and restoration work within two hundred fifty (250) days after the occurrence of such damage and destruction, such notice to be given within ten (10) days after the expiration of said two hundred fifty (250) days.
ARTICLE XIX
CONDEMNATION

19.1 Condemnation. If one-fifth or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the day prior to the date title thereto vests in such authority or such authority takes possession of the Premises, whichever is sooner, and rent shall be apportioned as of such date. If less than one- fifth of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority or such authority takes possession of the Premises, whichever is sooner, Tenant shall not be required to pay rent with respect to the part of the Premises so condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Project or the Building is condemned, then whether or not any portion of the Premises is condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

19.2 Awards. All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

ARTICLE XX
DEFAULT

20.1 Event of Default. Each of the following shall constitute an "Event of Default": (a) Tenant's failure to make any payment of the Base Rent or additional rent or other sum within five (5) days after notice to Tenant that same is due, provided however if two (2) or more five (5) day notices under this Section 20.1, are given in any twelve (12) month period, an Event of Default shall be deemed to occur upon any failure to make any payment of Base Rent or additional Rent or other sum when due, without the requirement of any notice from Landlord; (b) Tenant's failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 20.1 which continues for twenty (20) days after Landlord delivers written notice thereof to Tenant, or such longer period as is appropriate provided that Tenant commence such cure within said twenty (20) days and diligently and continuously prosecute same; provided, however, that such cure period shall not be applicable if, in Landlord's reasonable discretion, such failure raises a life/safety issue with respect to the Building or its occupants or visitors, including but not limited to, a threat of personal injury or continuing physical injury to the Building or any portion of the Project, or if such failure is adversely affecting another tenant's use or occupancy of the Building or its premises; (c) Tenant's abandonment of the Premises; (d) an Event of Bankruptcy as specified in Article XXI; (e) Tenant's dissolution or liquidation; (f) any Environmental Default as specified in Section 7.3; or (g) any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Lease not permitted by Article VIII.

20.2 Remedy. If there shall be an Event of Default, then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease except as specifically required herein. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. Upon an Event of Default, Landlord may elect to terminate this Lease and/or to terminate Tenant's right of possession upon five (5) days notice to Tenant, whereupon everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all Base Rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Term would have expired but for Tenant's default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, additional rent, any damages herein specified, direct damages and other sums which may be due or sustained prior to such Event of Default, and for all reasonable costs, fees and expenses (including, but not limited to, reasonable attorneys' fees and costs, brokerage fees, reasonable expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other direct actual damages suffered or incurred by Landlord on account of Tenant's default (including, but not limited to late fees or other charges incurred by Landlord under any Mortgage). Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following: (a) an amount equal to the Base Rent, and additional rent due or which would have become due from the date of the applicable Event of Default through the remainder of the Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the applicable Event of Default and continuing until the date on which the Term would have expired but for such Event of Default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant's default through the end of the scheduled Term, plus (ii) the all expenses (including broker and reasonable attorneys' fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any Base Rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Term (hereinafter collectively referred to as the "Extra Rent") against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession. In the event of a breach by Tenant of any of its obligations under the Lease, Landlord shall also have the right of injunction. Notwithstanding anything herein to the contrary the rights granted to Landlord pursuant to this Section 20.2 shall cease with respect to any particular Event of Default upon the specific written waiver of Landlord of any such particular Event of Default or on the cure of such Event of Default under the terms of this Lease. Notwithstanding the forgoing to the contrary, except for the costs, fees and expenses and damages set forth above, Tenant shall not be liable for consequential, indirect or punitive damages of any kind, regardless of the legal theory upon which such claim may be based.

20.3 Waiver and Exercise of Remedies.

(a) Tenant on behalf of itself and all persons claiming under Tenant, including but not limited to its creditors, hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, repossession, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

(b) All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Neither Landlord nor Tenant shall not be deemed to have waived any default by the other party unless such waiver expressly is set forth in a written instrument signed by such party. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

20.4 Proceedings. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a future waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

20.5 Payment. If Tenant fails to do any act or make any payment to a third party herein required to be made or done by Tenant, then Landlord may, upon ten (10) days written notice to Tenant, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (hereinafter referred to as the "Default Rate") equal to five (5) whole percentage points higher than the Prime Rate, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.

20.6 Interest. If Tenant fails to make any payment of Base Rent, additional rent or any other sum within five (5) days after the date such payment is due and payable, then Tenant shall pay to Landlord a late charge of One Thousand Dollars and No Cents ($1,000.00). In addition, such payment, if not so paid within five (5) days of the date due and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand.

ARTICLE XXI
BANKRUPTCY

21.1 Event of Bankruptcy. An "Event of Bankruptcy" is the occurrence with respect to any of Tenant, a guarantor or any other person liable for Tenant's obligations hereunder (including, without limitation, any general partner (or, if Tenant is a limited liability company, any member of Tenant) of Tenant (hereinafter referred to as a "General Partner")) of any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (hereinafter referred to as the "Bankruptcy Code") or under the insolvency laws of any state (hereinafter referred to as the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of such person; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; and (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within sixty (60) days after filing, or (2) results in the issuance of an order for relief against the debtor. At any time upon not less than five (5) days' prior written notice, Tenant shall submit such information concerning the financial condition of any such person as Landlord may request. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.

21.2 Bankruptcy Occurrence. Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XX; provided, however, that while a case (hereinafter referred to as the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (hereinafter referred to collectively as the "Trustee") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of the Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority as specified in the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XX.
ARTICLE XXII
SUBORDINATION

22.1 Subordination. This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which currently encumbers any potion of the Project (hereinafter referred to collectively as the "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. Subject to the terms of this Article XXII, this Lease shall be subject and subordinate to the lien, provisions, operation and effect of all Mortgages that may hereafter encumber the Project, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all reasonable documents required by such holder in confirmation thereof.

22.2 Attornment. Tenant shall at Landlord's request within ten (10) business days of request, promptly execute any requisite or appropriate document confirming the foregoing subordination. If Tenant fails to execute and deliver any such certificate or other document within such ten (10) business day period, Tenant shall pay Landlord as additional rent the sum of Five Thousand Dollars ($5,000) for each day after the tenth (10th) business day that Tenant has not executed and delivered such document. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Project or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be: (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee; (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment; (c) liable for damages for any breach, act or omission of any prior landlord, except for the payment of the Landlord's Contribution and except for any breach of any prior landlord which continues after such transferee has acquired title to the Building, the Project or Landlord's interest therein; or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer and provided further Tenant shall have received the Landlord's Contribution. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment. Notwithstanding anything contained herein to the contrary, should the holder of any Mortgage desire that this Lease be subordinate to such Mortgage such holder shall enter into a Subordinaton, Attornment and Non-Disturbance Agreement, incorporating the above terms with respect to any attornment, and providing that said holder shall agree that provided an Event of Default is not in existence hereunder, said holder shall terminate this Lease nor disturb Tenant's use and possession of the Premises according to this Lease.

22.3 Modifications. If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications: (a) are reasonable and do not increase any obligations or restrictions upon Tenant; (b) do not adversely affect Tenant's use of the Premises as herein permitted; and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant a reasonable amendment to this Lease incorporating such required modifications, and Tenant shall negotiate in good faith and, subject to a suitable resolution of such negotiations, execute, acknowledge and deliver such amendment to Landlord within five (5) business days after Tenant's receipt thereof.

22.4 Assignment of Rent. If: (i) the Project or any portion thereof is, at any time subject to a Mortgage; (ii) this Lease and rent payable hereunder is assigned to the holder of the Mortgage; and (iii) the Tenant is given written notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the rent payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the holder of such Mortgage, specifying the default in reasonable detail, and affording such holder a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that: (x) such holder shall have at least 30 days to cure the default; (y) if such default cannot be cured with reasonable diligence and continuity within 30 days, such holder shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (z) if the default cannot reasonably be cured without such holder having obtained possession of the Building, such holder shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Building and thereafter to cure the default with reasonable diligence and continuity. If more than one such holder makes a written request to Landlord to cure the default, the holder making the request whose lien is the most senior shall have such right.

ARTICLE XXIII
HOLDING OVER

23.1 Holdover. Tenant acknowledges that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Term, then the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, may exceed the Base Rent and additional rent that would have been payable had the Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Term, then, unless Landlord and Tenant have executed an amendment to this Lease specifically agreeing to such continued possession, Tenant shall automatically forfeit all rights to any security deposit then being held by Landlord pursuant to this Lease and the rent payable by Tenant hereunder shall be increased to be: (i) one hundred twenty five percent (125%) of the sum of Base Rent plus the additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Term had continued during such holdover period during the first thirty (30) days of any such holdover; plus (ii) one hundred sixty percent (160%) of the sum of Base Rent plus the additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Term had continued during such holdover period during the second thirty (30) days of any such holdover; plus (iii) two hundred percent (200%) of the sum of Base Rent plus the additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Term had continued during such holdover period during the third thirty (30) days of any such holdover. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including, but not limited to, Landlord's right to evict Tenant. Any such holdover shall be deemed to be a tenancy at sufferance and not a tenancy at will or tenancy from month to month. In no event shall any holdover be deemed a permitted extension or renewal of the Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

ARTICLE XXIV
COVENANTS OF LANDLORD

24.1 Authority. Landlord covenants that it, including its general partner, has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

24.2 Reservation of Rights. Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Project provided that in so doing Landlord shall not prevent or unreasonably interfere with Tenant's access to or possession or use of the Premises; (c) to change public parts of the Project, provided that in so doing Landlord shall not prevent or unreasonably interfere with Tenant's access to or possession or use of the Premises; (d) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises, provided that in so doing Landlord shall not prevent or unreasonably interfere with Tenant's access to or possession or use of the Premises, and provided further same shall not disrupt or interfere with the business of Tenant therein; (e) to grant to anyone the exclusive right to conduct any particular business in the Project not inconsistent with Tenant's permitted use of the Premises; (f) to resubdivide the any portion of the Project or to combine any portion thereof with other lands, provided that in so doing Landlord shall not prevent or unreasonably interfere with Tenant's access to or possession or use of the Premises; (g) to exclusively use and/or lease the roof areas, the sidewalks and other exterior areas; (h) to reasonably relocate any parking areas designated for Tenant's use, provided that in so doing such designated areas shall remain reasonably adjacent to the Premises; (i) to prohibit smoking in the entire Project or portions thereof (including the Premises) and on the Land, so long as such prohibitions are in accordance with applicable law; and (j) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Project, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the Project from injury or damage and to support such walls and land by proper foundations, provided that in so doing Landlord shall not prevent or unreasonably interfere with Tenant's access to or possession or use of the Premises; and (k) to construct improvements (including kiosks) within the Project and in the public and common areas of the Project. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises, provided that Landlord shall use all commercially reasonable efforts not to unreasonably interfere with Tenant's use of the Premises.

ARTICLE XXV
PARKING

25.1 Parking. During the Term hereof, Tenant shall have the right to use on a non-exclusive basis three (3) automobile parking spaces for each 1,000 rentable square feet of office area in the Premises in the Parking Garage at no additional charge for the parking of automobiles. Landlord reserves the right to revise the parking locations in the Parking Garage, provided that, except for temporary revisions due to repairs and maintenance, no such revisions shall diminish the number of parking spaces hereinabove required, nor cause parking locations to be generally more inconvenient or at a greater distance from the Premises. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Garage and shall at all times abide by all reasonable rules and regulations governing the use of the Parking Garage promulgated by Landlord. In the event that Landlord temporarily closes the Parking Garage or portions thereof during periods of unusually inclement weather or for repairs, Landlord shall use all reasonable commercial efforts to provide Tenant reasonably convenient access to the Premises and alternative parking. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about any parking areas, or for any injury sustained by any person in or about the parking areas. Tenant shall not be permitted go store automobiles in the Parking Garage for any extended period of time.

In addition to the foregoing, Landlord shall, upon Tenant's request and only during such times as Landlord determines that additional parking spaces are available within the Parking Garage and/or the parking garage at the north end of the Building, permit Tenant to use, without charge, additional automobile parking spaces as are from time to time designated by Landlord within the Parking Garage and/or the parking garage at the north end of the Building.

ARTICLE XXVI
GENERAL PROVISIONS

26.1 Representations. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Project except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

26.2 Relationship. Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant's business address after Tenant vacates the Premises, or do or permit to be done anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

26.3 Broker. Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Broker. Landlord acknowledges that Landlord shall pay any commission or fee due to the Broker pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Broker. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt, including the Broker.

26.4 Estoppel. At any time and from time to time, upon not less than ten (10) business days' prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid and the amount of all current charges; (c) whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering any portion of the Project pursuant to the provisions of Article XXII hereof; (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of any portion of the Project, any prospective purchaser of any portion of the Project, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Project. If Tenant fails to execute and deliver any such certificate or other document within such ten (10) business day period, Tenant shall pay Landlord as additional rent the sum of Five Thousand Dollars ($5,000) for each day after the tenth (10th) business day that Tenant has not executed and delivered such certificate or document.

26.5 JURY WAIVER. LANDLORD AND TENANT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD AND TENANT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

26.6 Notices. All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered, or if delivery is refused, upon such refusal, if delivered at the cost of the sender in person, with receipt therefor, sent by certified mail return receipt requested, or if sent by nationally recognized overnight courier service with evidence of delivery as follows: to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article II; (b) if to Tenant, at the Tenant Notice Address specified in Article II. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have the rights set forth in Article XXII. Any cure of Landlord's default by such holder shall be treated as performance by Landlord.

26.7 Enforceable . Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

26.8 Gender. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

26.9 Binding. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

26.10 Entire Agreement. This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.

26.11 Jurisdiction. This Lease shall be governed by the Laws of the jurisdiction in which the Building is located. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

26.12 Captions. Headings are used for convenience and shall not be considered when construing this Lease.

26.13 Submission. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

26.14 Time. Time is of the essence with respect to each of the obligations of Landlord and Tenant hereunder.

26.15 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document.

26.16 Memorandum of Lease. Landlord and Tenant will, promptly upon the request of the other, execute a notice of this Lease in recordable form setting forth only the information required under General Statutes of Connecticut Section 47-19 and Tenant shall have the right to record same in the Danbury Land Records. Neither party shall otherwise record this Lease without the consent of the other party unless necessary for the enforcement of any right or remedy hereunder. Upon termination of this Lease, Tenant hereby irrevocably appoints Landlord as Tenant's attorney in fact (which appointment shall survive the expiration of the Term of earlier termination of the Term) with full power of substitution solely to execute, acknowledge and deliver a notice of termination of lease in Tenant's name if Tenant fails to do so within ten (10) business days after Landlord's written request therefore.

26.17 Additional Rent. Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

26.18 Survival. Tenant's liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Term shall survive such expiration or earlier termination.

26.19 Time for Performance. If Landlord or Tenant is in any way delayed or prevented from performing any obligation, excluding the obligation of Tenant to pay Base Rent, additional rent, and such other sums payable by Tenant hereunder, due to fire, act of god, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond such party's reasonable control (whether similar or dissimilar to the foregoing events) (said events are hereinafter referred to as "Force Majeure "), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.

26.20 Review. Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only and may not be relied upon by Tenant or any other party. Such review, approval or consent, and any conditions imposed in connection therewith, shall not be deemed to constitute a representation concerning legality, safety or any other matter.

26.21 Deletion. The deletion of any printed, typed or other portion of this Lease shall not evidence the parties' intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

26.22 Keys. At the expiration or earlier termination of the Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises at the expiration or earlier termination of the Term.

26.23 Authority. Tenant and the person executing and delivering this Lease on Tenant's behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

26.24 Light. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

26.25 Rental. Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization for space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the party leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that any such proposed lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. The parties intend that all payments made to Landlord under this Lease will qualify as rents from real property for purposes of Section 512(b)(3) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as"Qualified Rents"). If Landlord, in its sole discretion, advises Tenant that there is any risk that all or part of any payments made under this Lease will not qualify as Qualified Rents, Tenant agrees (i) to cooperate with landlord to restructure this Lease in such manner as may be necessary to enable such payments to be treated as Qualified Rents, and (ii) to permit an assignment of this Lease, in each case provided such restructuring or assignment will not materially increase Tenant's economic obligations under this Lease.

ARTICLE XXVII
BUILDING AMENITIES

27.1  Fitness Center. During the Term and any Renewal Term, Landlord shall operate or cause to be operated a fitness center with hours of operation, services and equipment comparable to that which the existing facility currently offers, which shall be available to all employees of Tenant at then-current membership charges.

27.2  Cafeteria. During the Term and any Renewal Term, Landlord agrees to operate, or cause to be operated, at its cost, a cafeteria in the Building which shall be capable of serving Tenant and its officers, directors, employees, staff, consultants and business guests during the Term and any renewal thereof for the purpose of providing a lunch time food service at the then-current costs on weekdays that the Building is designated as open by Landlord. Landlord shall not be obligated to contribute to any meal subsidy program, or other specific benefit, furnished by Tenant to its staff and business guests. Landlord shall not participate in any meal subsidies that is charged to Tenant.

27.3  Conference Center. During the Term and any Renewal Term, Landlord shall operate or cause to be operated a conference center with hours of operation and services comparable to that which the existing facility currently offers, at then-current charges. Tenant shall be entitled to use such conference center on a first come, first serve basis, at then-current charges applicable to all other tenants of the Building. Landlord shall provide a receptionist during normal business hours to direct visitors to Tenant's premises and to arrange conference center appointments.

ARTICLE XXVIII
RIGHT OF FIRST REFUSAL

28.1 ROFR Option. Landlord hereby grants to Tenant the option to lease (hereinafter referred to as the "Right of First Refusal"), upon the terms and conditions hereinafter set forth, each portion of the Building that is contiguous to the Premises (hereinafter referred to as the "First Refusal Space"), upon the terms and conditions that Landlord is prepared to lease the First Refusal Space to a third party, during the Term hereof, including any extension thereof in accordance with the following terms and conditions:

(a) The Tenant's rights hereunder shall not be applicable to any such First Refusal Space which becomes available for leasing during the last two (2) years of the Term or any Renewal Term. Tenant's Right of First Refusal is subject and subordinate to any expansion rights granted to another tenant if such expansion rights were set forth in a Refusal Notice, as hereinafter defined and Tenant declined to exercise its Right of First Refusal with respect to such Refusal Notice. Tenant may not exercise, and Landlord is not encumbered by, the Right of First Refusal at any time an Event of Default is existing hereunder.

(b) Prior to Landlord's leasing any portion of the First Refusal Space, Landlord shall give Tenant a written notice (hereinafter referred to as the "Refusal Notice") which will include a copy of the proposal, letter of intent or term sheet which describes the terms under which Landlord is prepared to lease the First Refusal Space to a third party. The Refusal Notice or its attachments must set forth: (i) the location (which, for purposes of this Article XXVIII, is hereinafter referred to as the "Actual Refusal Space"); (ii) the Rentable Area of the Actual Refusal Space: (iii) the availability date (hereinafter referred to as the "First Refusal Space Commencement Date"); (iv) the rental rate; (v) the tenant improvement allowance, if any; and (vi) all other material economic terms being offered with respect to such Actual Refusal Space.

(c) Tenant's exercise of its Right of First Refusal to lease all of the Actual Refusal Space on the terms described in the applicable Refusal Notice shall be made by written notice from Tenant to Landlord given not later than seven (7) business days after the Refusal Notice is delivered. If such right is not so exercised, Landlord may thereafter offer such Actual Refusal Space to third parties on the terms set forth in the Refusal Notice. If Landlord, within twelve (12) months after the date of the Refusal Notice, does not enter into a lease of such Actual Refusal Space under terms which are materially the same or more favorable to Landlord as those set forth in the applicable Refusal Notice and with a rental which is effectively ninety percent (90%) or more of the rental which was offered to Tenant in the applicable Refusal Notice, then Tenant's rights under this section to lease such Actual Refusal Space shall be in effect, and Landlord shall give the notice to Tenant required by this Article XXVIII.

(d) If Tenant has validly exercised its Right of First Refusal, then effective as of the applicable First Refusal Space Commencement Date, such Actual Refusal Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease except that:

(i)	the rent per square foot of Rentable Area for such Actual Refusal Space shall be equal to the rental rate quoted by Landlord to Tenant in the Refusal Notice;

(ii)
the Rentable Area of the Premises shall be increased by the Rentable Area of the Actual Refusal Space as set forth in the Refusal Notice, and the Tenant's Share shall be increased by a fraction equal to the Rentable Area of the Actual Refusal Space divided by the Rentable Area of the Building;

(iii)	the term of the demise covering such Actual Refusal Space (hereinafter referred to as the "ROFR Term") shall commence on the last to occur of: (1) the applicable First Refusal Space Commencement Date designated in the Refusal Notice; and (2) the date Landlord delivers possession of the First Refusal Space to Tenant, and shall expire on the date set forth in the Refusal Notice. Landlord agrees to use commercially reasonable efforts to deliver the applicable First Refusal Space to Tenant on the First Refusal Space Commencement Date designated in the Refusal Notice; and

(iv)
Landlord shall provide any tenant improvement allowance and any rent-free period to allow completion of tenant improvements, all as quoted by Landlord to Tenant in the Refusal Notice (the amount of such free rent plus the amount if any improvement allowance is hereinafter referred to as the "ROFR Money").

(e) Following exercise by Tenant of its Right of First Refusal, and within ten (10) days following written request by either Landlord or Tenant, Landlord and Tenant shall enter into an amendment to this Lease confirming the terms, conditions and provisions applicable to the First Refusal Space as determined in accordance herewith.

ARTICLE XXIX
NO DICE

29.1 Termination.

(a) Subject to and in accordance with the terms and conditions of this Section, Tenant shall have the one-time right during the initial Term of this Lease to terminate this Lease with respect to the entire Premises as of the last day of any calendar month during the twelve (12) month period commencing on the day (hereinafter referred to as the "Dice Day ") that a full service gaming casino facility, excluding single purpose gaming facilities such as off track betting, (hereinafter referred to as an "Casino") is open and operating within a one (1) mile radius of the perimeter of the Project, (such day is hereinafter referred to as the "Termination Date"). Tenant may exercise such right only by giving Landlord at least six (6) months prior written notice thereof (hereinafter referred to as the "Termination Notice") not later than thirty (30) days after the Dice Day. If Tenant timely exercises such right, and as a condition precedent to the effectiveness thereof, Tenant shall deliver to Landlord, with such written notice, a termination payment equal to the Unamortized Landlord's Contribution, as determined in Section 29.1(b) below (hereinafter referred to as the "Termination Payment"). Such Termination Payment shall be in addition to, and not in lieu of, the rental payments due through the Termination Date. Notwithstanding anything to the contrary herein, in the event that an Event of Default is existing at the time of the Termination Notice or at anytime thereafter prior to the Termination Date, then, at Landlord's sole option, the Termination Notice shall be deemed void and of no further force and effect. If Landlord elects to void Tenant's Termination Notice in accordance with the immediately preceding sentence, this Lease shall continue in full force and effect and Landlord shall promptly return the Termination Payment to Tenant. If Tenant does not timely exercise its right of termination pursuant to this Section, then such right shall immediately lapse and be of no further force or effect.

(b) The Unamortized Landlord Contribution shall be; (i) the then-current balance of a hypothetical loan in the amount of the Landlord's Contribution made on the Commencement Date with interest to accrue from time to time on the outstanding principal balance of such loan at an annual rate equal to Two Percent (2%) in excess of the Prime Rate, from time to time in effect, compounded monthly, and with the loan to be fully amortized over a period of ten (10) years commencing on the Commencement Date; plus (ii) the then-current balance of a hypothetical loan or loans in the amount of the applicable ROFR Money made on the applicable commencement date the term of each demise covering such Actual Refusal Space with interest to accrue from time to time on the outstanding principal balance of such loan at an annual rate equal to Two Percent (2%) in excess of the Prime Rate, from time to time in effect, compounded monthly, and with the loan to be fully amortized over the ROFR Term.

              (c) Notwithstanding anything to the contrary herein contained, if at any time after construction of a Casino is publically announced to be constructed within a one (1) mile radius of the Building, Tenant exercises an option resulting in the extension of the Term or expansion of the Premises herein contained, the provisions of this Article XXIX shall be null and void, and Tenant shall not be so permitted to terminate this Lease.

ARTICLE XXX
ANTENNA

30.1 Antenna. Landlord grants to Tenant the right to install and maintain a satellite communications antenna or dish and any ancillary cables and wires (hereinafter collectively referred to as the "Antenna"), not exceeding two (2) meters in diameter at a location mutually acceptable to Landlord and Tenant subject to and in accordance with the following terms and conditions:

(a) Tenant shall bear all costs of installation of the Antenna, related cables and all other related equipment, including Landlord approved modifications required for the installation and costs of fulfilling all the requirements set forth in this Article XXX.

(b) Tenant shall provide Landlord with plans and specifications for the Antenna and related equipment showing, in detail, the screening which Tenant will provide to shield such Antenna and equipment from public view, which shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed.

(c) Access to the roof, cables, mechanical rooms or other areas of the Building and all work undertaken by Tenant shall be in accordance with Landlord's required procedures and regulations.

(d) Tenant shall secure all necessary building permits, FAA and FCC approvals, and any other approvals of Federal, State or local agency or government authority required for the Antenna installation, shall provide copies of same to Landlord, and shall comply with all requirements of any such agency or authority, including, but not limited to, height restrictions and screening requirements. Tenant shall provide all installation specifications and drawings required for the securing of said permits and approvals.

(e) If required by local codes or ordinances, Tenant shall supply stamped engineering drawings for the state in which the installation is to be accomplished, certifying that the proposed site will safely and legally support the Antenna installation.

(f) Installation shall be performed so as to cause no structural damage to the Building. Any damage to the Building or the Project caused by such installation or by the operation or existence of the Antenna shall be repaired by Tenant immediately. At the termination of this Lease by expiration of time or otherwise, Tenant, at Landlord's sole election and at Tenant's sole cost and expense, shall remove such Antenna or any components thereof elected by Landlord and all related equipment and shall restore the roof, or, if ground-mounted, the area in which the Antenna is mounted, to its condition existing prior to the installation of the Antenna. Tenant shall further repair, at its sole cost and expense, any damage or destruction caused by the removal of the Antenna. Restoration and repair hereby required to be performed by Tenant shall be completed under the supervision of a representative of Landlord at such time and in such manner as is satisfactory to Landlord. Landlord, at Landlord's option exercised by ten (10) days prior written notice to Tenant, shall have the right to perform any repairs and removal and restoration at Tenant's sole cost and expense and such expense shall be reimbursed to Landlord promptly upon demand. Notwithstanding anything contained herein, Tenant shall not remove, and shall not be reimbursed for the cost of any equipment which is affixed to, embedded in or permanently attached in or to the Building including, but not limited to, cables and other wiring, unless Landlord so directs otherwise.

(g) Prior to operation of any Antenna, Tenant shall certify that the radio frequency transmissions of the Antenna will not endanger persons in the Building or within the Project. Tenant shall hold Landlord and Overlandlord harmless and shall indemnify and defend Landlord, Overlandlord, and their respective officers, directors, partners, employees and agents from any and against all loss, cost, injury, claims, demands and expenses of every kind (including reasonable attorneys' fees) which arise from Tenant's exercise of the rights granted under this Article XXX or actions pursuant thereto or any breach by Tenant of its obligations under this Article XXX.

(h) Tenant shall insure that the installation is accomplished so that each applicable Antenna is securely attached to the roof or the ground, as the case may be, and Tenant assumes full responsibility for any physical damage to the roof or to the area in which mounted, if ground-mounted, which may be caused in whole or in part by the Antenna or its support equipment.

(i) Tenant agrees to install and operate the Antenna in a manner which does not cause interference with existing and subsequent antenna installations at the Project and Landlord agrees to require any and all subsequent antenna installations in the Project to refrain from interfering with Tenant's installation.

(j) If the entire roof of the Building shall be taken or condemned for any public purpose, Tenant's right granted hereunder shall terminate as of the effective date of the condemnation or taking. If less than the entire roof of the Building shall be taken or condemned, or a substantial portion of the Building shall be taken or condemned, and such condemnation or taking includes the area of the roof occupied by the Antenna, this right of Tenant shall, at the option of Landlord by notice to Tenant, terminate as of the effective date of the condemnation or taking. All proceeds from any taking or condemnation shall be the sole property of Landlord and Tenant shall have no right or interest to any portion thereof, but shall be entitled to remove its Antenna and related equipment, subject to the foregoing provisions of this Article XXX.

(k) Landlord and its beneficiaries, and their officers, directors, shareholders, partners, agents and employees shall not be liable or responsible to Tenant with respect to the Antenna and any apparatus relating thereto, for any loss or damage to any property or person occasioned by theft, fire, act of god, public enemy, injunction, riot, strike, insurrection, war, court order, or for any damage or inconvenience which may arise through the maintenance, repair or alteration of any part of the Building, or the failure to make such repair, or any other cause beyond the reasonable control of Landlord. Landlord shall not be liable to Tenant for any interference with Tenant's operation of the Antenna caused by Landlord's repair, maintenance or replacement of the roof or Building and Landlord shall be entitled to temporarily suspend operation of the Antenna if reasonably necessary for performance of such activities by Landlord. With respect to the Antenna, Tenant hereby waives any and all damages, save and except the actual cost of property damage including, but not limited to, punitive or consequential damages, with respect to any such act or negligence of Landlord, its agents, employees or contractors.

ARTICLE XXXI
GENERATOR

31.1 Generator. Landlord grants to Tenant the right to install and maintain an emergency electricity generator (hereinafter referred to as the "EG") to serve Tenant, in accordance with the following: (i) Tenant shall bear all costs of installation of the EG, and all other related equipment; (ii) Landlord shall designate the actual location of the EG, which shall be reasonably acceptable to Tenant; (iii) Tenant shall provide Landlord with plans and specifications for the EG and related equipment, which shall be subject to Landlord's approval which shall not be unreasonably withheld or delayed; (iv) Tenant shall secure all necessary building and operating permits, shall provide copies of same to Landlord and shall comply with all Laws with respect thereto and shall provide Landlord copies of all applications for permits, including all specifications and drawings required for the securing of said permits; (v) installation shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, and treated as an Alteration of a structural component; (vi) any damage to the Project caused by such installation or by the operation or existence of the EG shall be repaired by Tenant immediately; (vii) at the termination of this Lease by expiration of time or otherwise, at the request of Landlord, Tenant, at its sole cost and expense, shall remove the EG and all related equipment and shall restore the area of the Project to its condition prior to installation, provided that absent such request, the EG shall not be removed and shall become the property of Landlord; (viii) all restoration and repair hereby required to be performed by Tenant shall be completed under the supervision of a representative of Landlord at such time and in such manner as is satisfactory to Landlord; (ix) Tenant shall maintain property insurance, primary to any insurance maintained by Landlord with respect to the EG in a form reasonably satisfactory to Landlord, and Landlord shall have no obligation to repair or replace the EG in the event of any casualty or in the event of condemnation; and (x) neither Overlandlord nor Landlord, nor their officers, lenders, directors, shareholders, partners, agents or employees shall be liable or responsible to Tenant for any loss or damage to the EG or any to any other person relating to the operation, or installation of the EG occasioned by any act or occurrence whatsoever. Tenant hereby indemnifies and agrees to hold Landlord, Overlandlord and their affiliates and their respective officers, lenders, directors, shareholders, partners, agents, or employees harmless from and against any liability, claim cost or expense of any nature, including reasonable fees of counsel and litigation expenses arising out of or in connection with the installation, operation, existence, or removal of the EG, provided however Tenant shall in no event be liable for consequential, indirect or punitive damages of any kind, regardless of the legal theory upon which such claim may be based. Notwithstanding the foregoing, Tenant shall have no obligation to indemnify Landlord, Overlandlord or their respective affiliated entities, agents, officers, directors, partners, successors and assigns, to the extent the liability against which any such party is claiming indemnification is caused by the breach of this Lease by, or the misconduct or negligence of such party or its respective affiliated entities, agents, officers, directors, partners, successors, assigns, employees, contractors or invitees. With respect to the EG, Tenant hereby waives any and all damages, save and except the actual cost of property damage including, but not limited to, punitive or consequential damages, with respect to any such act or negligence of Landlord, its agents, employees or contractors.

ARTICLE XXXII
DATA CENTER

32.1 Data Center. In addition to the Premises, Landlord hereby leases to Tenant and Tenant hereby accepts that certain space (hereinafter referred to as the "Data Center ") comprising an area that the parties agree for all purposes of this Lease consists of 15,286 and is identified as areas N and O on Exhibit A attached hereto. Tenant agrees to accept the Data Center in an "as is" physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof. Landlord shall not be obligated to furnish any building services with respect to the Data Center.

32.2 Data Center Rent. In addition to all Rent required under the Lease for the Premises, Tenant shall pay to Landlord as rent for the Data Center and annual amount of One Hundred Thirty Seven Thousand Five Hundred Seventy Four Dollars and No Cents ($137,574.00) payable in equal monthly payments in the amount of Eleven Thousand Four Hundred Sixty Four Dollars and Fifty Cents ($11,464.50) (hereinafter referred to as the "Data Center Rent" payable at the same time and in the same manner as monthly Base Rent. The Data Center Rent for the Renewal Term shall be determined as part of the determination of the Market Rent. The Data Center shall be deemed rent for all purposes of this Lease.

32.3 Data Center Condition. Tenant shall be solely responsible to keep and maintain the Data Center in a safe, neat and orderly condition. Landlord hereby consents to all non-structural Alterations as Tenant desires to make to the Data Center, provided that all such Alterations shall be performed in a good, workman like manner in compliance with all laws and the requirements any insurer insuring the Premises or part thereof. Landlord shall consider and grant its consent to structural Alterations to the Data Center in accordance with the standards and procedures set forth in Section 11.1 for structural Alterations to the Premises, and the provisions of Article XI shall govern any Alterations to the Data Center.

 ARTICLE XXXIII
AMENDMENT

33.1 Continuing Effect. Except as expressly modified and amended by this instrument, the terms, covenants and conditions of the Old Lease are hereby ratified and confirmed, and remain in full force and effect. In the event of any conflict between the terms of the Old Lease and of this Amendment, the terms of this Amendment shall control.

33.2 Estoppel. As an inducement to Landlord and Overlandlord to enter into this Amendment the Tenant hereby warrants and represents to Landlord and Overlandlord that: (i) the Old Lease as amended hereby, has not been assigned or any of the Premises sublet; (ii) the Old Lease as amended hereby, is in full force and effect and has not been modified, supplemented, or amended; (iii) to the knowledge of Tenant Landlord is not in default under the Old Lease and, as of the date hereof, Tenant has no defenses, setoffs, claims or counterclaims against Landlord arising out of the Old Lease, as amended hereby, or in any way relating thereto; (iv) Tenant has accepted and is in full and complete occupancy and possession of all of the premises demised pursuant to the Old Lease and as of the date hereof Landlord has fulfilled all of its duties of an inducement nature required to have been fulfilled; and (v) to the knowledge of Tenant no payments, reimbursements, credits or offsets are by due Landlord to Tenant under the Old Lease, as amended hereby, and no work is required to be done by Landlord to any of the premises demised under the Old Lease.
[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord, Overlandlord and Tenant have executed this Amendment as of the day and year first above written.

OVERLANDLORD:                          DANBURY BUILDINGS CO., L.P., a Delaware limited partnership
                            BY: DANBURY BUILDINGS, INC., a Florida corporation
Witnesses
By:
Name:
Title:

By:
Name:
Title:

TENANT:                             PRAXAIR, INC., a Delaware corporation
Witnesses
By:
Name:
Title:

             LANDLORD:                      UNION CARBIDE CORPORATION, a New York corporation
Witnesses
By:
Name:
Title:

EXHIBIT "A"

PREMISES AND ADDITIONAL PREMISES

The Premises are the areas of the Building commonly known as Areas: K-1, K-2, K-3, L-1, L-2, L-3, M-1, M-2, M-3, M-4.

The Data Center is the areas of the Building commonly known as Areas N and O.

EXHIBIT B

Indoor Air Quality Specifications

(i) Temperature:
                t    68 Degrees F - 75 Degrees F
                t    Heating and Cooling

        (ii) Humidity:
t	25% Heating - minimum
t	60% Cooling - maximum

(iii) Outside Air - 20 cfm per person (ASHRAE Standard 55 Guideline):
t	70 Employees Maximum Large Floor - (21,500 Square Feet) - approx. 300 RSF/person (1,400 cfm/Large Floor)
t	30 Employees Maximum Small Floor - (8,753 Square Feet) - approx. 300 RSF/person (600 cfm/Small Floor)
(iv)	Filtration Standards: MERV Standard of not less than 8

EXHIBIT "C"

JANITORIAL SPECIFICATIONS

Nightly Services (Premises):

(i) Vacuum main corridors.
(ii) Clean conference rooms.
(iii) Clean support center (if applicable).
(iv) Empty waste baskets

Services Three Nights/Week (Premises):

(i) Remove trash to areas designated.
(ii) Vacuum secondary corridors.

Weekly Services (Premises):

(i) Dust desks and tables.
(ii) Dust cabinets, files, chairs and window sills.
(iii) Vacuum carpets.

Outside Service, as required:

(i) Sweep driveways curbs.
(ii) Sweep and clean sidewalks.
(iii) Snow removal from driveways, sidewalks and parking areas.

Occasional Service, when necessary (Premises) :

(i) Dust walls and ceilings.
(ii) High dust door tops, tops of partitions and high ledges.
(iii) Damp mop floors.

Nightly Service - Rest Room Area (on floor leased by Tenant):

(i) Clean commodes and toilet seats.
(ii) Empty and clean towel and sanitary disposal receptacles.
(iii) Clean urinals.
(iv) Clean mirrors
(v) Clean sinks.
(vi) Replenish soap, toilet tissue and paper towels.
(vii) Mop floors.

Occasional Service-Rest Room Area (on floor leased by Tenant):

(i) High dust walls and ceilings
(ii) Clean ceramic tile
(iii) Spot clean ceramic wall tiles.

Public Areas and Multiple Tenancy Floors Supplemental Service:

(i) Flooring on stairs corridors, foyers and elevators washed and waxed as necessary.
(ii) Elevator, stairway and utility doors washed with clear water or approved cleanser, as necessary.
(iii) Dust and clean electric fixtures and fittings in public corridors, flyers, stairways, as necessary.

Window Cleaning Service:

Exterior windows and interior doors and partition glass will be washed inside and outside once per year.

Landlord reserves the right to make reasonable changes to the foregoing schedule at any time.